UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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PHH CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2011

Dear Fellow Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of PHH Corporation (the “Company”), which will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on Wednesday, June 8, 2011, at 10:00 a.m., local time. At the Annual Meeting, stockholders will be asked to elect two Class III directors to hold office until the 2014 Annual Meeting of Stockholders, to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, to vote upon an advisory resolution approving the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, to vote upon an advisory resolution concerning the frequency of advisory votes on the compensation of our named executive officers, and to consider and vote upon such other business as may properly come before the meeting. This Notice of 2011 Annual Meeting, Proxy Statement and 2010 Annual Report describes in more detail the business to be conducted at the Annual Meeting and provides other information concerning us of which you should be aware when you vote your shares.

YOUR VOTE IS EXTREMELY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

In order to ensure that your shares are represented at the Annual Meeting, whether you plan to attend or not, please vote in accordance with the enclosed instructions. You can vote your shares by telephone, electronically via the Internet or by completing and returning the enclosed proxy card or vote instruction form. If you vote using the enclosed proxy card or vote instruction form, you must sign, date and mail the proxy card or vote instruction form in the enclosed envelope. If you decide to attend the Annual Meeting and wish to modify your vote, you may revoke your proxy and vote in person at the meeting.

Admission to the Annual Meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing via the Internet our proxy statement and other proxy materials to stockholders holding less than 1,000 shares of our common stock as of the record date for the Annual Meeting. We believe this e-proxy process reduces the environmental impact of our Annual Meeting, reduces our printing and postage costs, and expedites the receipt of proxy materials by our stockholders.

The Board of Directors appreciates your time and attention in reviewing the accompanying Notice of 2011 Annual Meeting, Proxy Statement and 2010 Annual Report. Thank you for your continued interest in PHH Corporation. We look forward to seeing you at the meeting.

Sincerely,

Jerome J. Selitto
President and Chief Executive Officer

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

NOTICE OF 2011 ANNUAL MEETING

To Our Stockholders:

The 2011 Annual Meeting of Stockholders of PHH Corporation (the “Company”) will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on Wednesday, June 8, 2011, at 10:00 a.m., local time (the “Annual Meeting”), for the following purposes:

1. To elect two Class III directors, each to serve until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation;

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3. To conduct an advisory vote concerning the compensation of our named executive officers;

4. To conduct an advisory vote concerning the frequency of advisory votes on the compensation of our named executive officers; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 23, 2011 as the record date for the Annual Meeting. Only stockholders of record as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

William F. Brown
Senior Vice President, General Counsel and Secretary

April 29, 2011

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2011.

THIS NOTICE OF 2011 ANNUAL MEETING, PROXY STATEMENT AND 2010 ANNUAL
REPORT IS AVAILABLE ON THE INTERNET AT:
http://www.proxyvote.com

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

PROXY STATEMENT FOR THE
2011 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to the holders of common stock, par value $0.01 per share, of PHH Corporation, a Maryland corporation (the “Company”), in connection with the solicitation by our Board of Directors of proxies to be voted at the 2011 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey, on Wednesday, June 8, 2011, at 10:00 a.m., local time, or at any postponement or adjournment of the Annual Meeting, for the purposes set forth in the accompanying Notice of 2011 Annual Meeting.

This Proxy Statement and the other proxy materials are being mailed to stockholders and are first being made available via the Internet on or about April 29, 2011. If a stockholder executes and returns the enclosed proxy card or vote instruction form or submits vote instructions to us by telephone or via the Internet, the stockholder may nevertheless revoke their proxy at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by submitting revised vote instructions to us by telephone or via the Internet prior to 11:59 p.m. EDT on Tuesday, June 7, 2011, in accordance with the instructions on the enclosed proxy card or vote instruction form. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote in person if so desired.

Admission to the Annual Meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.

Unless revoked or unless contrary instructions are given, each proxy that is properly signed, dated and returned or authorized by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or vote instruction form prior to the start of the Annual Meeting will be voted as indicated on the proxy card or via telephone or the Internet and if no indication is made, each such proxy will be deemed to grant authority to vote, as applicable:

(1) Proposal 1: FOR the election of each of Mr. James W. Brinkley and Mr. Jerome J. Selitto as Class III directors, each to serve until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation (the “Director Election Proposal”);

(2) Proposal 2: FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (the “Ratification of Auditors Proposal”);

(3) Proposal 3: FOR the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K (the “Say on Pay Vote”);

(4) Proposal 4: for an ANNUAL advisory vote on the compensation of our named executive officers (the “Say When on Pay Vote”); and

(5) At the discretion of the persons named in the enclosed proxy card or vote instruction form, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED UNDER THE DIRECTOR ELECTION PROPOSAL, “FOR” THE RATIFICATION OF AUDITORS PROPOSAL, “FOR” THE SAY ON PAY VOTE AND FOR AN “ANNUAL” SAY WHEN ON PAY VOTE.

GENERAL INFORMATION ABOUT THE 2011 ANNUAL MEETING

Why am I receiving these proxy materials?

You are receiving these proxy materials because our Board of Directors (the “Board”) is soliciting your proxy to cast your vote at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of PHH Corporation, a Maryland corporation (“we,” “our,” “us,” “PHH” or the “Company”), and any adjournment or postponement of the Annual Meeting. This Proxy Statement, the accompanying Notice of 2011 Annual Meeting, our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2011 (the “2010 Annual Report”), and the enclosed proxy card or vote instruction form for those stockholders that have been sent printed copies of our proxy materials are being mailed to stockholders or are first being made available to stockholders via the Internet on or about April 29, 2011.

When and where is the Annual Meeting going to be held?

The Annual Meeting will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey, on Wednesday, June 8, 2011, at 10:00 a.m., local time. Registration and seating will begin at 9:00 a.m., local time.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on the matters described in the accompanying Notice of 2011 Annual Meeting and this Proxy Statement. The only matters expected to be voted upon at the Annual Meeting are (1) the Director Election Proposal, (2) the Ratification of Auditors Proposal, (3) the Say on Pay Vote and (4) the Say When on Pay Vote.

What are the Board’s recommendations for how I should vote my shares?

The Board recommends that you vote your shares as follows:

•	Proposal 1: FOR the election of each of Mr. James W. Brinkley and Mr. Jerome J. Selitto as Class III directors, each to serve until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation;

•	Proposal 2: FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	Proposal 3: FOR the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K; and

•	Proposal 4: for an ANNUAL advisory vote on the compensation of our named executive officers.

Who can attend the Annual Meeting?

Only stockholders of record as of the close of business on March 23, 2011, or their duly appointed proxies, may attend the Annual Meeting. Stockholders will be asked to present valid picture identification, such as a driver’s license or passport. Please note that, if you hold your shares in “street name” (that is, through a bank, broker or other nominee), you must bring either a copy of the vote instruction form provided by your bank, broker or other nominee or a copy of a brokerage statement reflecting your stock ownership as of the record date.

Cameras and video recording devices will not be permitted at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting during ordinary business hours at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, our principal place of business, and ending on the date of the Annual Meeting.

Do I need an admission ticket to attend the Annual Meeting?

Yes. Attendance at the Annual Meeting will be limited to stockholders of record as of the record date, their authorized representatives and our guests. Admission will be by admission ticket only. For registered stockholders, the top portion of the proxy card enclosed with the Proxy Statement will serve as an admission ticket. If you are a beneficial owner and hold your shares in “street name,” or through an intermediary, such as a bank, broker or other nominee, you should request an admission ticket from your bank, broker or other nominee or send a request in writing to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and include proof of ownership of PHH Corporation common stock, such as a bank or brokerage firm account statement or letter from the bank, broker or other nominee holding your stock, confirming your beneficial ownership. Stockholders who do not obtain admission tickets in advance of the Annual Meeting may obtain them on the date of the Annual Meeting at the registration desk upon verifying their stock ownership as of the record date. In accordance with our security procedures, all persons attending the Annual Meeting must present picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission to the meeting. Admission to the Annual Meeting will be expedited if admission tickets are obtained in advance. Admission tickets may be issued to others at our discretion.

How many votes must be present at the Annual Meeting to constitute a quorum?

Stockholders holding a majority of the issued and outstanding shares of our common stock as of the record date, March 23, 2011, must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. As of the record date, there were 56,167,692 shares of our common stock issued and outstanding. Shares represented by abstentions on any proposal to be acted upon by stockholders at the Annual Meeting will be treated as present at the Annual Meeting for purposes of determining whether a quorum is present.

How many votes can be cast by all stockholders?

56,167,692 votes may be cast at the Annual Meeting. Each stockholder is entitled to cast one vote for each share of common stock held by such stockholder as of the record date. There is no cumulative voting and the holders of our common stock vote together as a single class.

What vote is needed for each of the proposals to be adopted?

•	Proposal 1 — Director Election Proposal: Directors are elected by a plurality of the votes cast by stockholders of record as of the record date that are present at the Annual Meeting, in person or by proxy, assuming a quorum is present at the Annual Meeting. The two candidates with the highest number of “FOR” votes will be elected, subject to our majority vote standard for directors in uncontested elections as set forth in our Corporate Governance Guidelines and described below. Under applicable Maryland law, abstentions and broker non-votes, if any, will not be counted as votes cast for the election of directors and, therefore, will have no effect on the outcome of the vote, although abstentions and broker non-votes will be taken into account for purposes of determining whether a quorum is present at the meeting.

Under our Corporate Governance Guidelines, a director that fails to receive more votes cast “for” than “against” his or her election or re-election is expected to tender his or her resignation from the Board and, within 90 days following certification of the stockholder vote, the Corporate Governance Committee of the Board is required to determine whether to accept the director’s resignation and to submit such recommendation for prompt consideration by the Board. Under our Corporate Governance Guidelines, the Board is required to act on any such recommendation from the Corporate Governance Committee.

•	Proposal 2 — Ratification of Auditors Proposal: Approval of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present at the Annual Meeting, in person or by proxy, assuming a quorum is present at the Annual Meeting. Under applicable Maryland law, abstentions will be taken into account for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast or shares voting on the proposal and will have no effect on the outcome of the vote.

•	Proposal 3 — Say on Pay Vote: Approval of the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present at the Annual Meeting, in person or by proxy, assuming a quorum is present at the Annual Meeting. Under applicable Maryland law, abstentions and broker non-votes, if any, will be taken into account for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast or shares voting on the proposal and will have no effect on the outcome of the vote. Although the Say on Pay Vote is only advisory in nature and is not binding on the Board or the Company, we intend to review the voting results with the Board and the Human Capital and Compensation Committee of the Board so that such voting results may be taken into consideration in connection with future executive compensation decisions.

•	Proposal 4 — Say When on Pay Vote: The frequency of the advisory vote concerning the compensation of our named executive officers receiving the greatest number of votes — every year, every two years or every three years — will be the frequency recommended by our stockholders. Under applicable Maryland law, abstentions and broker non-votes, if any, will be taken into account for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast or shares voting on the proposal and will have no effect on the outcome of the vote. Although the Say When on Pay Vote is only advisory in nature and is not binding on the Board or the Company, we intend to review the voting results with the Board and the Human Capital and Compensation Committee of the Board so that such voting results may be taken into consideration in connection with future decisions concerning the frequency of our advisory vote on executive compensation.

•	Other business: All other business that may properly come before the Annual Meeting requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present at the Annual Meeting, in person or by proxy, assuming a quorum is present at the Annual Meeting. Under applicable Maryland law, abstentions and broker non-votes, if any, will not be counted as votes cast or shares voting on the proposal and, therefore, will have no effect on the outcome of the vote, although abstentions and broker non-votes will be taken into account for the purpose of determining whether a quorum is present at the meeting.

What is a broker non-vote?

Generally, a broker non-vote occurs when shares held by a bank, broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under the rules of The New York Stock Exchange, LLC (the “NYSE”), a nominee does not have discretionary voting power with respect to “non-routine” matters.

Historically, uncontested director elections were deemed “routine” matters under the NYSE’s rules and banks, brokers and other nominees could vote your shares on your behalf even in the absence of specific voting instructions given by you to your bank, broker or other nominee. Recently, however, the NYSE amended its rules to prohibit banks, brokers and other nominees from exercising discretionary voting authority in uncontested director elections or with respect to executive compensation matters. As a result, director elections, whether contested or uncontested, as well as votes concerning executive compensation matters are now deemed to be “non-routine” matters and your bank, broker or other nominee may only vote your shares for director nominees and on executive compensation matters if you have provided your bank, broker or other nominee with specific voting instructions.

Thus, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted in the election of directors or with respect to executive compensation matters, your bank, broker or other nominee will not be able to vote your shares for director nominees or with respect to executive compensation matters, and your shares will not be voted on such matters. We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted. You should vote your shares by following the instructions provided on the vote instruction form that you receive from your bank, broker or other nominee.

If you fail to provide your bank, broker or other nominee with specific voting instructions as to how you would like your shares voted for non-routine matters, your bank, broker or other nominee will not vote your shares on your behalf and your shares will be reported as “broker non-votes.” For matters that are still considered “routine” under the NYSE’s rules (e.g., ratification of auditors), your bank, broker or other nominee may continue to exercise discretionary voting authority and may vote your shares on your behalf for such routine matters even if you fail to provide your bank, broker or other nominee with specific voting instructions as to how you would like your shares voted on such routine matters.

How do I vote?

You can vote in person or by valid proxy received by telephone, via the Internet or by mail. We urge you to vote by doing one of the following:

•	Vote by Telephone: You can vote your shares by calling the toll-free number indicated on your proxy card using a touch-tone telephone 24 hours a day. Easy-to-follow voice prompts enable you to vote your shares and confirm that your voting instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in “street name,” please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to vote by telephone.

•	Vote by Internet: You can also vote via the Internet by following the instructions on your proxy card. The website address for Internet voting is indicated on your proxy card. Internet voting is also available 24 hours per day. If you are a beneficial owner, or you hold your shares in “street name,” please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to vote via the Internet.

•	Vote by Mail: If you choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received on or before June 7, 2011.

The deadline for voting by telephone or electronically through the Internet is 11:59 p.m. EDT on June 7, 2011.

Can I change my vote?

Yes. A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy (including a proxy authorization submitted by telephone or electronically through the Internet prior to the deadline for voting by telephone or the Internet), by giving timely written notice of such revocation to our Corporate Secretary in advance of the Annual Meeting or by attending the Annual Meeting and voting in person. However, if you hold shares in “street name,” you may not vote shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. Only the latest dated and properly executed or authorized proxy that you timely submit will be counted.

Could other matters be decided at the Annual Meeting?

The Board does not intend to bring any matter before the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act in respect of any such matters in their discretion.

How do participants in our employee savings plans vote?

For participants in the PHH Corporation Employee Savings Plan and the PHH Home Loans, LLC Employee Savings Plan (the “Savings Plans”) with shares of our common stock credited to their accounts, voting instructions for the trustees of the Savings Plans are also being solicited through this Proxy Statement. In accordance with the provisions of the Savings Plans, the respective trustees will vote shares of our common stock in accordance with instructions received from the plan participants to whose accounts such shares are credited. To the extent such instructions are not received prior to 11:59 p.m. EDT on June 3, 2011, the trustees of the Savings Plans will vote the shares with respect to which they have not received instructions proportionately in accordance with the votes received for shares which they have received instructions. Instructions given with respect to shares in accounts of the Savings Plans may be changed or revoked only in writing, and no such instructions may be revoked after

11:59 p.m. EDT on June 3, 2011. Participants in the Savings Plans are not entitled to vote in person at the Annual Meeting. If a participant in the Savings Plans has shares of our common stock credited to his or her account and also owns other shares of our common stock in registered form or through a bank, broker or other nominee, he or she should receive a separate proxy card or vote instruction form for shares credited to his or her account in the Savings Plans and any other shares that he or she owns. All such proxy cards and vote instruction forms should be completed, signed and returned to ensure that votes are cast for all shares owned either directly or beneficially.

What if I vote for some but not all of the proposals?

Shares of our common stock represented by proxies received by us (whether received through the return of the enclosed proxy card or received via telephone or the Internet) where the stockholder has provided voting instructions with respect to the proposals described in this Proxy Statement, including the Director Election Proposal, the Ratification of Auditors Proposal, the Say on Pay Vote and the Say When on Pay Vote will be voted in accordance with the voting instructions so made. If your proxy card is properly executed and returned but does not contain voting instructions as to one or more of the proposals to be voted upon at the Annual Meeting, or if you give your proxy by telephone or via the Internet without indicating how you want to vote on each of the proposals to be voted upon at the Annual Meeting, your shares will be voted:

•	FOR the Director Election Proposal;

•	FOR the Ratification of Auditors Proposal;

•	FOR the Say on Pay Vote;

•	For an ANNUAL Say When on Pay Vote; and

•	at the discretion of the persons named in the enclosed proxy card or vote instruction form, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

If your shares are held in street name and you do not properly instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee may either use its discretion to vote your shares on matters deemed “routine” by the NYSE or may not vote your shares. For any matters deemed “non-routine” by the NYSE, your bank, broker or other nominee would not be able to vote your shares on such matters. We encourage you to provide instructions to your bank, broker or other nominee by carefully following the instructions provided to ensure that your shares are voted at the Annual Meeting in accordance with your desires.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies on behalf of our Board. Our directors, officers and employees may solicit proxies on our behalf in person or by telephone, facsimile or electronically through the Internet, as described above. We have engaged Broadridge Financial Solutions, Inc. (“Broadridge”) to assist us in the distribution and solicitation of proxies. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending our proxy materials to beneficial owners of our common stock as of the record date.

Who will count and certify the vote?

Representatives of Broadridge will count the votes and certify the voting results. The voting results are expected to be published in a Current Report on Form 8-K filed with the SEC within four business days following the conclusion of the Annual Meeting.

How can I access the proxy materials and 2010 Annual Report electronically?

Copies of the Notice of 2011 Annual Meeting, Proxy Statement and 2010 Annual Report, as well as other materials filed by us with the SEC, are available without charge to stockholders on our corporate website at www.phh.com or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054. You can elect to receive future annual reports, proxy statements and other proxy materials electronically by marking the appropriate box on your proxy card or vote instruction form or by following the instructions provided if you vote by telephone or via the Internet.

Copies of our Corporate Governance Guidelines, Independence Standards for Directors, Code of Business Conduct and Ethics for Directors, Code of Conduct for employees and officers, and the charters of each standing committee of our Board, including our Audit Committee, Human Capital and Compensation Committee, Corporate Governance Committee, and Finance and Risk Management Committee, are also available without charge to stockholders on our corporate website at www.phh.com or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054.

PROPOSAL 1 — TO ELECT TWO CLASS III DIRECTORS

The Board has nominated Mr. James W. Brinkley and Mr. Jerome J. Selitto, currently Class III directors, for re-election at the Annual Meeting, each to serve as Class III directors until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Shares of our common stock represented by duly authorized proxies will be voted FOR Messrs. Brinkley and Selitto, or any substitute nominee or nominees designated by the Board if, prior to the Annual Meeting, any nominee should become unable to serve, unless the Board determines to reduce the total number of directors in accordance with our Articles of Amendment and Restatement (as amended) (the “Charter”) and amended and restated by-laws.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF MESSRS. BRINKLEY AND SELITTO USING THE ENCLOSED PROXY CARD OR VOTE INSTRUCTION FORM. UNLESS MARKED TO THE CONTRARY, PROPERLY EXECUTED PROXY CARDS RECEIVED BY US WILL BE VOTED “FOR” THE ELECTION OF MESSRS. BRINKLEY AND SELITTO.

BOARD OF DIRECTORS

Our Board currently consists of seven members. The principal occupations of, and certain other information regarding, each of the Class III director nominees and our other incumbent directors, as of April 29, 2011, are set forth below. During 2010, our Board held sixteen meetings and each incumbent director and director nominee attended at least 75% of the meetings held by the Board during the period in which each such director served as a member of the Board. All directors are expected to attend each regularly scheduled meeting of the Board, as well as each annual meeting of our stockholders (subject to certain limited exceptions). All of our directors that were serving as directors on June 15, 2010, attended the 2010 Annual Meeting of Stockholders held on June 15, 2010.

Nominees to Serve as Class III Directors — Term Expires in 2014

James W. Brinkley, 74, has served as a director since January 31, 2005. In July 2009, Mr. Brinkley became Vice Chairman of Morgan Stanley Smith Barney Global Wealth Management, effective with the new joint venture of Morgan Stanley and Smith Barney. In December 2005, Mr. Brinkley became Vice Chairman of Smith Barney’s Global Private Client Group following Citigroup Inc.’s acquisition of Legg Mason Wood Walker, Incorporated (“LMWW”). Mr. Brinkley served as a director of Legg Mason, Inc., a holding company that, through its subsidiaries, provides financial services to individuals, institutions, corporations, governments and government agencies since its formation in 1981. Mr. Brinkley has served as a Senior Executive Vice President of Legg Mason, Inc. since December 1983. Mr. Brinkley became Chairman of LMWW, Legg Mason Inc.’s principal brokerage subsidiary, in February 2004. Mr. Brinkley previously served as LMWW’s Vice Chairman and Chief Executive Officer from July 2003 through February 2004, as its President from 1985 until July 2003 and as its Chief Operating Officer from February 1998 until July 2003. Mr. Brinkley is Chairman of the Mason School of Business Foundation Board of the College of William and Mary, the Founding Board Chair of Business Volunteers Unlimited of Maryland and a former Director of AARP Services Inc. Mr. Brinkley’s nearly five decades of senior management and leadership experience in the financial services industry, as well as his past contributions to the Board, led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

Jerome J. Selitto, 69, has served as a director and as President and Chief Executive Officer since October 26, 2009. Prior to joining PHH, Mr. Selitto worked most recently at Ellie Mae, Inc., a provider of enterprise solutions, including an online network, software and services for the residential mortgage industry. While at Ellie Mae, Mr. Selitto initially served as a senior consultant beginning in 2007 and, later in 2007 through 2009, as Executive Vice President, Lender Division, a role in which he helped to develop a sales and marketing strategy for a new division of the company focused on linking lenders and mortgage originators on a real-time basis, allowing the lender to immediately screen for loan attributes that met its purchase criteria. Prior to that, in 2000, Mr. Selitto founded and served as Chief Executive Officer of DeepGreen Financial, a privately-held, innovative web-based federal savings bank and mortgage company that grew to become one of the nation’s most successful online home equity lenders, originating over $5 billion in home equity loans during the period from its founding in 2000 through January 2005. From 1992 to 1999, he served as founder and Vice Chairman of Amerin Guaranty Corporation (now Radian Guaranty), a mortgage insurance company he helped grow to an 8% market share and a successful IPO. Mr. Selitto previously served as a Managing Director at First Chicago Corporation and PaineWebber Inc., and as a senior executive at Kidder, Peabody & Co., William R. Hough & Company, and the Florida Federal Savings and Loan Association. Mr. Selitto’s position as our President and Chief Executive Officer and his financial services industry and leadership experience led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

Continuing Class I Directors — Term Expires in 2012

James O. Egan, 62, serves as our Non-Executive Chairman of the Board and has served as a director since March 30, 2009. Mr. Egan served as a Managing Director of Investcorp International, Inc., an alternative asset management firm specializing in private equity, hedge fund offerings and real estate and technology investments, from 1998 through 2008. Mr. Egan was the partner-in-charge, M&A Practice, U.S. Northeast Region for KPMG LLP from 1997 to 1998 and served as the Senior Vice President and Chief Financial Officer of Riverwood International, Inc. from 1996 to 1997. Mr. Egan began his career with PricewaterhouseCoopers (formerly Coopers & Lybrand) in 1971 and served as partner from 1982 to 1996 and a member of the Board of Partners from 1995 to 1996. Mr. Egan possesses over forty years of business experience involving companies of varying sizes from start-ups to Fortune 500 public companies operating across numerous industries, including twenty-five years of public accounting experience having served as lead audit partner involved in the audits of annual financial statements of numerous public companies. He also has ten years of private equity experience working with portfolio companies in the US and Europe to create shareholder value. He has served on numerous Boards of Directors of both public and private companies. Mr. Egan currently serves as a director of Thermadyne Technologies Holdings, Inc. Mr. Egan’s business, financial, accounting, and private equity experience led to a conclusion that it is appropriate that he continue to serve as a director.

Allan Z. Loren, 72, has served as a director since June 10, 2009. Mr. Loren currently serves as an Executive Coach to chief executive officers. He served as both Chairman and Chief Executive Officer of Dun & Bradstreet from 2000 through 2004 and as Chairman in 2005. Prior to joining Dun & Bradstreet, he served as Executive Vice President and Chief Information Officer of American Express from 1994 to 2000, as President and Chief Executive Officer of Galileo International from 1991 to 1994, as President of Apple Computer USA from 1988 to 1990, and as Chief Information Officer of Apple Computer from 1987 to 1988. Mr. Loren was also the Chief Administrative Officer and Chief Information Officer of Cigna from 1979 to 1987 and 1971 to 1987, respectively. He currently serves on the Board of Trustees of Queens College, City University of New York as a director. Mr. Loren previously served on the board of directors of Fair Isaac Corporation, Hershey Foods, Reynolds & Reynolds, U.S. Cellular, and Venator Group (currently known as Foot Locker, Inc.) Mr. Loren’s operational, technological, executive coaching and leadership experience, including experience leading transformational change, led to a conclusion that it is appropriate that he continue to serve as a director.

Gregory J. Parseghian, 50, has served as a director since June 10, 2009. Mr. Parseghian is currently a private investor and, from September 2007 through December 2008, served as Director of Research for Brahman Capital. He has substantial experience in the financial and mortgage industries, having served in executive positions at First Boston Corp., BlackRock Financial Management and Salomon Brothers from 1982 through 1995. In 1996, Mr. Parseghian became Chief Investment Officer of Freddie Mac and served in that position until June 2003 at which time he was promoted by Freddie Mac’s board of directors to Chief Executive Officer. He currently serves on the board of directors of the Armenian Church Endowment Fund and The Langley School, both of which are non-profit organizations, and Everquest Financial, Ltd., a specialty finance holding company. Mr. Parseghian has had over twenty-five years of progressively increasing responsibility in the areas of investment banking, investment management and risk management. His background includes substantial involvement in the analysis, securitization and management of mortgage-backed securities. Mr. Parseghian’s mortgage industry and risk management experience led to a conclusion that it is appropriate that he continue to serve as a director.

Continuing Class II Directors — Term Expires in 2013

Deborah M. Reif, 58, has served as a director since April 1, 2010. Ms. Reif served most recently as Chief Executive Officer and President of the Equipment Services division of General Electric Company, a global transportation equipment enterprise, from 2006 through 2009 with responsibility for a global operating lease portfolio and a supply chain service strategy. From 2005 to 2006, Ms. Reif served as President of Digital Media of NBC Universal where she led the transformation of that operation to a digital business model. Prior to that, Ms. Reif served as Executive Vice President of Financial Structuring for NBC Universal where she led the assessment and restructuring of the Universal Theme Park portfolio from 2004 through 2005. From 2001 through 2004, she served as Chairman and Chief Executive Officer of Financial Guaranty Insurance Company and earlier in her career, in various financial roles of increasing importance with GE Capital from 1971 through 2001. Ms. Reif’s financial, risk management and relevant operational experience and leadership roles within a large, publicly-traded global enterprise led to a conclusion that it is appropriate that she continue to serve as a director.

Carroll R. Wetzel, Jr., 67, has served as a director since January 1, 2010. Mr. Wetzel also serves as a director of Exide Technologies, Inc. He previously served as Vice Chairman and lead director at Arch Wireless from 2001 through 2002; as non-executive Chairman of the Board of Directors of Safety Components International from 2000-2005; as a director of Laidlaw International, Inc. from 2004 to 2007; as a director of Brink’s Home Security Holdings, Inc. from 2008-2010; and as a director of The Brink’s Company during 2008. Before that, he spent approximately 20 years working in investment banking and corporate finance. From 1988 to 1996, Mr. Wetzel served as head of the Merger and Acquisition Group at Chemical Bank and following its merger with Chase Manhattan Bank as co-head of the Merger and Acquisition Group and also previously served as a corporate finance officer at Dillon Read & Co., Inc. and Smith Barney. Mr. Wetzel’s investment banking and financial services industry experience and his past service as a member of several other public company Board’s led to a conclusion that it is appropriate that he continue to serve as a director.

Independence of the Board of Directors

Under the rules of the NYSE and the SEC, our Board is required to affirmatively determine which directors are independent and to disclose such determination in our annual report to stockholders and in our proxy statement for each annual meeting of stockholders. Our Board has reviewed each director’s relationships with us in conjunction with our previously adopted categorical Independence Standards for Directors (the “Independence Standards”) and Section 303A of the NYSE’s Listed Company Manual (the “NYSE Listing Standards”). A copy of our categorical Independence Standards is available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” A copy of our Independence Standards is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. Based on the Board’s review, our Board has affirmatively determined that each of our current non-employee directors and director nominees — Messrs. Brinkley, Egan, Loren, Parseghian and Wetzel and Ms. Reif — is independent within the meaning of our categorical Independence Standards and the NYSE Listing Standards and has no material relationship with us or any of our subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Our Board has also determined that Mr. Selitto, who serves as our Chief Executive Officer, is not an independent director. Accordingly, approximately 86% of our incumbent directors, representing more than two-thirds of our incumbent directors as required by our Corporate Governance Guidelines, are independent.

COMMITTEES OF THE BOARD

The Board has a standing Audit Committee, Human Capital and Compensation Committee, Corporate Governance Committee, and Finance and Risk Management Committee. Each such committee consists solely of directors who have been affirmatively determined to be “independent” within the meaning of the NYSE Listing Standards and our Independence Standards. In addition, the Board has a standing Executive Committee which may take certain actions on behalf of the Board when the Board is not in session.

Audit Committee

The Audit Committee assists our Board in the oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm and our internal audit function, and our compliance with legal and regulatory requirements. The Audit Committee also oversees our corporate accounting and reporting practices by:

•	meeting with our financial management and independent registered public accounting firm to review and discuss our financial statements, quarterly earnings releases and financial data, and internal controls over financial reporting;

•	appointing and pre-approving all services provided by the independent registered public accounting firm that will audit our financial statements;

•	reviewing the internal audit plan and the performance of our internal audit function; and

•	reviewing the scope, procedures and results of our audits.

The Audit Committee is currently comprised of Messrs. Egan (Chair), Parseghian and Wetzel. Our Board has determined that Mr. Egan qualifies as an “audit committee financial expert” within the meaning of applicable SEC rules and is an independent director under the Independence Standards and the NYSE Listing Standards. During 2010, the Audit Committee met nineteen times and each incumbent member of the Audit Committee attended at least 75% of the meetings held by the Audit Committee during the period in which each such member served as a member of the Audit Committee.

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee operates pursuant to a written charter that was materially amended during 2010. A copy of the Audit Committee’s amended charter is included as Appendix A hereto and is also available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” A copy of the Audit Committee’s amended charter is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Human Capital and Compensation Committee

The Human Capital and Compensation Committee determines and approves all elements of compensation for our senior management and our Chief Executive Officer, whose compensation is subject to further approval by the Board; reviews and approves our compensation strategy, including the elements of total compensation for senior management; reviews and approves the annual bonus and long-term bonus incentive plans, and reviews and grants equity awards for our employees. The Human Capital and Compensation Committee also assists us in developing compensation and benefit strategies to attract, develop and retain qualified employees. See “Executive Compensation” for additional information regarding the process for the determination and consideration of executive compensation. The Human Capital and Compensation Committee is also responsible for reviewing and recommending to the Board the compensation of our non-employee directors. The Human Capital and Compensation Committee is currently comprised of Messrs. Loren (Chair) and Brinkley and Ms. Reif. During 2010, the Human Capital and Compensation Committee met eighteen times and each incumbent member of the Human Capital and Compensation Committee attended at least 75% of the meetings held by the Human Capital and Compensation Committee during the period in which each such member served as a member of the Human Capital and Compensation Committee.

The Human Capital and Compensation Committee operates pursuant to a written charter that was materially amended during 2010. A copy of the Human Capital and Compensation Committee’s amended charter is included as Appendix B hereto and is also available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” A copy of the Human Capital and Compensation Committee’s amended charter is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Corporate Governance Committee

The Corporate Governance Committee’s responsibilities with respect to its governance function include considering matters of corporate governance and reviewing and revising our Corporate Governance Guidelines, Code of Business Conduct and Ethics for Directors and our Code of Conduct for employees and officers. The Corporate Governance Committee identifies, evaluates and recommends nominees for our Board for each annual meeting (see “Corporate Governance — Nomination Process and Qualifications for Director Nominees” below); evaluates the composition, organization and governance of our Board and its committees, and develops and recommends corporate governance principles and policies applicable to us. The Corporate Governance Committee is currently comprised of Messrs. Egan (Chair), Brinkley, Loren and Parseghian and Ms. Reif. During 2010, the Corporate Governance Committee met eight times and each incumbent member of the Corporate Governance Committee attended at least 75% of the meetings held by the Corporate Governance Committee during the period in which each such member served as a member of the Corporate Governance Committee.

The Corporate Governance Committee operates pursuant to a written charter that was materially amended during 2010. A copy of the Corporate Governance Committee’s amended charter is included as Appendix C hereto and is also available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” A copy of the Corporate Governance Committee’s amended charter is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Finance and Risk Management Committee

The Finance and Risk Management Committee was formed on February 27, 2008 to assist our Board in fulfilling its oversight responsibilities with respect to the assessment of our overall capital structure and its impact on the generation of appropriate risk adjusted returns, as well as the existence, operation and effectiveness of our risk management programs, policies and practices. The Finance and Risk Management Committee is currently comprised of Messrs. Parseghian (Chair) and Wetzel and Ms. Reif. During 2010, the Finance and Risk Management Committee met nine times and each incumbent member of the Finance and Risk Management Committee attended at least 75% of the meetings held by the Finance and Risk Management Committee during the period in which each such member served as a member of the Finance and Risk Management Committee.

The Finance and Risk Management Committee operates pursuant to a written charter that was materially amended during 2010. A copy of the Finance and Risk Management Committee’s amended charter is included as Appendix D hereto and is also available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” A copy of the Finance and Risk Management Committee’s amended charter is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Executive Committee

The Executive Committee may generally exercise all of the powers of our Board when the Board is not in session, including, subject to certain limitations, the power to authorize the issuance of stock, except that the Executive Committee has no power to alter, amend or repeal our by-laws or any resolution or resolutions of the Board, declare any dividend or make any other distribution to our stockholders, appoint any member of the Executive Committee or take any other action which legally may be taken only by the full Board. The Executive Committee is currently comprised of Messrs. Egan, Brinkley, Loren, Parseghian and Wetzel and Ms. Reif. During 2010, the Executive Committee did not meet.

CORPORATE GOVERNANCE

Board of Directors’ Role in Risk Oversight

Our business and affairs are managed under the direction of the Board in accordance with our amended and restated by-laws. The role of the Board is one of oversight, including as to matters relating to risk management. Our management is responsible for managing our day-to-day operations and affairs, including the development and implementation of systems and processes to identify and monitor risks to the Company and policies and procedures to ensure that risks undertaken by the Company are consistent with our business objectives and risk tolerances. To assist it in fulfilling its oversight function, including as to matters related to risk management, the Board has established four standing committees: the Audit Committee, the Human Capital and Compensation Committee, the Corporate Governance Committee, and the Finance and Risk Management Committee. Each standing committee regularly reports to the Board and is responsible for risk oversight in connection with actions taken by such committee consistent with the exercise of fiduciary duties by the directors serving on such committee. Our risk management process is intended to ensure that our risks are undertaken knowingly and purposefully.

The primary purpose of the Finance and Risk Management Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the assessment of our overall capital structure and its impact on the generation of appropriate risk adjusted returns, as well as the existence, operation and effectiveness of our risk management programs, policies and practices, among other things. The Finance and Risk Management Committee regularly discusses with our management, including, among others, our Chief Executive Officer, Chief Financial Officer, Chief Risk Officer and Treasurer, risks facing the Company and management’s plans and initiatives undertaken to mitigate such risks.

The Audit Committee charter provides that the Audit Committee is responsible for discussing our guidelines and policies governing the process by which we undertake risk assessment and risk management, including our major financial risk exposures and the steps our management has taken to monitor and control such exposures. Further, as part of our periodic reporting process, management reviews with the Audit Committee our disclosure process and the disclosures contained in our periodic reports filed with the SEC, including disclosure concerning our risk factors.

Board Leadership Structure

Since 2005, our Chairman of the Board has been an independent, non-employee director. The Chairman of the Board is elected by a majority vote of the directors. Currently, James O. Egan serves as our non-executive Chairman of the Board, a position he has held since June 17, 2009. Mr. Egan has served as a director and as Chair of the Audit Committee of the Board since March 30, 2009. Mr. Egan has also served as Chair of the Corporate Governance Committee of the Board since June 17, 2009.

In his capacity as non-executive Chairman of the Board, Mr. Egan leads all meetings of our Board at which he is present, but does not serve as an employee or corporate officer. The non-executive Chairman of the Board serves on appropriate committees as requested by the Board, sets meeting schedules and agendas and manages information flow to the Board to assure appropriate understanding of, and discussion regarding matters of interest or concern to the Board. The non-executive Chairman of the Board also has such additional powers and performs such additional duties consistent with organizing and leading the actions of the Board as the Board may from time-to-time prescribe.

The decision to separate the positions of Chairman of the Board and Chief Executive Officer was made at the time of our spin-off in early 2005. Although the Board does not currently have a policy requiring that the positions of Chairman of the Board and Chief Executive Officer be separated, the Board continues to believe that it is appropriate for the Chairman of the Board to be an independent, non-employee director to ensure that the Board operates independently of management in the fulfillment of its oversight function and that the matters presented for consideration by the Board and its committees reflect matters of key importance to the Company and its stockholders as determined by the independent directors.

Executive Sessions of Non-Management Directors

Executive sessions of non-management directors are held regularly by the Board and its Committees without management present to discuss the criteria upon which the performance of the Chief Executive Officer and other senior executives is based, the performance of the Chief Executive Officer and other senior executives against such criteria, the compensation of the Chief Executive Officer and other senior executives and any other relevant matters. Our Board has designated Mr. Egan, our non-executive Chairman of the Board and Chairman of the Corporate Governance Committee, as the presiding director of executive sessions of the non-management directors of the Board.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assist the Board in monitoring the effectiveness of decision-making, both at the Board and management levels and to enhance long-term stockholder value. The Corporate Governance Guidelines outline the following:

•	the responsibilities of the Board;

•	the composition of the Board, including the requirement that two-thirds of the directors be independent within the meaning of the NYSE Listing Standards;

•	Director duties, tenure, retirement and succession;

•	conduct of Board and Committee meetings; and

•	the selection and evaluation of the Chief Executive Officer.

Our Corporate Governance Guidelines are available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” A copy of our Corporate Governance Guidelines is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Code of Business Conduct and Ethics for Directors

We are committed to conducting business in accordance with the highest standards of business ethics and complying with applicable laws, rules and regulations. In furtherance of this commitment, our Board promotes ethical behavior and has adopted a Code of Business Conduct and Ethics for Directors (the “Directors Code”) that is applicable to all of our directors. The Directors Code provides, among other things:

•	guidelines for directors with respect to what constitutes a conflict of interest between a director’s private interests and interests of PHH;

•	a set of standards that must be followed whenever we contemplate a business relationship between us and a director;

•	restrictions on competition between our directors and PHH and the use of our confidential information by directors for their personal benefit; and

•	disciplinary measures for violations of the Directors Code and any other applicable rules and regulations.

The Directors Code is available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” We will post any amendments to the Directors Code, or waivers of its provisions, to our corporate website under the heading “Investor Relations — Corporate Governance.” A copy of the Directors Code is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Code of Conduct for Employees and Officers

Our Board has also adopted a Code of Conduct for employees and officers (the “Employees and Officers Code”) that is applicable to all of our officers and employees, including our Chief Executive Officer and Chief Financial Officer. The Employees and Officers Code provides, among other things:

•	guidelines for our officers and employees with respect to ethical handling of conflicts of interest, including examples of the most common types of conflicts of interest that should be avoided (e.g., receipt of improper personal benefits, having an ownership interest in other businesses that may compromise an officer’s loyalty to us, obtaining outside employment with a competitor of ours, etc.);

•	a set of standards to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us, including, for example, a specific requirement that all accounting records must be duly preserved and must accurately reflect our assets and liabilities;

•	a requirement to comply with all applicable laws, rules and regulations;

•	guidance promoting prompt internal communication of any suspected violations of the Employees and Officers Code to the appropriate person or persons identified in the Employees and Officers Code; and

•	disciplinary measures for violations of the Employees and Officers Code and any other applicable rules and regulations.

The Employees and Officers Code is available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” We will post any amendments to the Employees and Officers Code, or waivers of its provisions for any of our executive officers, to our corporate website under the heading “Investor Relations — Corporate Governance.” A copy of the Employees and Officers Code is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Nomination Process and Qualifications for Director Nominees

The Board has established certain procedures and criteria for the selection of nominees for election to our Board. In accordance with such procedures and criteria as set forth in our Corporate Governance Guidelines, the Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Pursuant to its charter, the Corporate Governance Committee is required to identify individuals qualified to become members of the Board, which shall be consistent with the Board’s criteria for selecting new directors. In identifying possible director candidates, the Corporate Governance Committee considers recommendations of professional search firms, stockholders, and members of management or the Board. In evaluating possible director candidates, the Corporate Governance Committee, consistent with the Board’s Corporate Governance Guidelines and its charter, considers criteria such as skills, experience, age, diversity, and availability to prepare, attend and participate in Board and Board Committee meetings, as well as personal qualities of leadership, character, judgment, and reputation for integrity and adherence to the highest ethical standards, so as to enhance the Board’s ability to oversee in the interest of our stockholders our affairs and business, including, when applicable, to enhance the ability of Committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE requirement. In considering diversity, in particular, the Corporate Governance Committee considers general principles of diversity in the broadest sense. The Corporate Governance Committee seeks to recommend the nomination of directors who represent different qualities and attributes and a mix of professional and personal backgrounds and experiences that will enhance the quality of the Board’s deliberations and oversight of our business. The Corporate Governance Committee is also responsible for conducting a review of the credentials of individuals it wishes to recommend to the Board as a director nominee, recommending director nominees to the Board for submission for a stockholder vote at either an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors, reviewing the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and recommending whether such a director should be re-nominated to the Board or continue as a director. The Corporate Governance Committee’s assessment of director nominees includes an examination of whether the individual is independent and whether the individual’s service as a director may give rise to a conflict of interest, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. Additionally, the Corporate Governance Committee conducts a vetting process that generally includes, among other things, personal interviews, discussions with professional references, background and credit checks, and resume verification. When formulating its director nominee recommendations, the Corporate Governance Committee also considers the advice and recommendations from others as it deems appropriate.

Our amended and restated by-laws provide the procedure for stockholders to make director nominations either at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors. A stockholder who is both a stockholder of record on the date of notice as provided for in our amended and restated by-laws and on the record date for the determination of stockholders entitled to vote at such meeting and gives timely notice can nominate persons for election to our Board either for an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors. The notice must be delivered to or mailed and received by the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054:

•	in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made, and

•	in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was sent or public announcement of the date of the special meeting was made, whichever first occurs.

The stockholder’s notice to our Corporate Secretary must be in writing and include the following information, as more fully described in Section 1.10 of our amended and restated by-laws:

(i) as to each person whom the stockholder proposes to nominate for election as a director (each, a “Proposed Nominee”):

•	all information relating to the Proposed Nominee that would be required to be disclosed in connection with solicitations of proxies for election of the Proposed Nominee pursuant to Regulation 14A of the Exchange Act; and

•	a statement of the background and qualifications of each such Proposed Nominee;

(ii) as to the stockholder giving the notice of any Proposed Nominee and any Stockholder Associated Person (as defined in the amended and restated by-laws):

•	the class, series and number of all shares of stock or other securities of the Company or any affiliate of the Company (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person;

•	the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;

•	whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly, is subject to or during the last six months has engaged in any hedging, derivative or similar transactions with respect to any Company Securities; and

•	any interest, direct or indirect, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Company or any affiliate of the Company, other than an interest arising from the ownership of Company Securities;

(iii) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in (ii) above, and any Proposed Nominee, the name and address of such stockholder, as they appear on our stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee;

(iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the Proposed Nominee(s) in its notice, and

(v) any other information relating to such stockholder that would be required to be disclosed in connection with solicitations of proxies for election of the Proposed Nominee pursuant to Regulation 14A of the Exchange Act.

Such notice must be accompanied by a written consent of each Proposed Nominee to be named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in our amended and restated by-laws. If the chairman of the meeting determines that a nomination was not made in accordance with the above-described procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal under our amended and restated by-laws.

Communication with Non-Management Directors

In accordance with our Corporate Governance Guidelines, all stockholder and interested party communications to any director, the non-management directors as a group or the Board shall be forwarded to the attention of the Chair of the Corporate Governance Committee, c/o the Corporate Secretary, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. The Corporate Secretary shall review all such stockholder and interested party communications and discard those which (i) are not related to our business or governance of our Company, (ii) are commercial solicitations which are not relevant to the Board’s responsibilities and duties, (iii) pose a threat to health or safety or (iv) the Chair of the Corporate Governance Committee has otherwise instructed the Corporate Secretary not to forward. The Corporate Secretary will then forward all relevant stockholder and interested party communications to the Chair of the Corporate Governance Committee for review and dissemination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

Pursuant to the Audit Committee’s amended charter, the Audit Committee reviews and approves all transactions with related persons, including executive officers and directors, as described in Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission. We review any relationships or transactions in which we and our directors or executive officers, or their immediate family members, are participants to determine whether these persons have a direct or indirect material interest. Our Directors Code and our Employees and Officers Code provide specific provisions regarding such relationships between our directors or executive officers and us. Our Directors Code requires that any monetary arrangement for goods or services between, on the one hand, an independent Director, or any member of an independent Director’s immediate family, and, on the other hand, either the Company or a member of our senior management be subject to approval by the Board as a whole, unless it falls into one of the following categories in which case approval by the Board as a whole is not required:

•	the director’s sole interest in the arrangement is by virtue of his or her status as a director, executive officer and/or holder of less than 10% equity interest (other than a general partnership interest) in an entity with which we have concluded such an arrangement;

•	the arrangement involves payments to or from the entity that constitute less than the greater of $1 million or 2% of the entity’s consolidated gross revenues; and

•	the director is not personally involved in (i) the negotiation and execution of the arrangement, (ii) performance of the services or provision of the goods or (iii) the monetary arrangement.

See “Corporate Governance — Code of Business Conduct and Ethics for Directors” and “Corporate Governance — Code of Conduct for Employees and Officers” above for more information.

Transactions with BlackRock, Inc.

On February 8, 2011, BlackRock, Inc. (“BlackRock”) filed a Schedule 13G/A with the U.S. Securities and Exchange Commission disclosing that its subsidiaries held, in the aggregate, approximately 8.15% of our common stock as of December 31, 2010. Subsidiaries of BlackRock provide us with various investment management and risk analytics products and services. During the year ended December 31, 2010, we paid subsidiaries of BlackRock approximately $125,000 for investment management products and services. During the year ending December 31, 2011, we expect to pay subsidiaries of BlackRock approximately $1.6-1.7 million for investment management and risk analytics products and services. All of our agreements with BlackRock’s subsidiaries were made pursuant to arm’s length transactions at prevailing market rates for the services or products rendered or delivered.

Employment of Mr. George J. Kilroy’s Immediate Family Member

Bradford C. Burgess, who serves as a Vice President, Sales at PHH Arval, is the son-in-law of George J. Kilroy, our Executive Vice President, Fleet. Mr. Burgess received compensation, including base and bonus payments, of $288,750 for 2010 and was eligible to participate in employee benefit plans available to employees generally on a non-discriminatory basis. His compensation and benefits were commensurate with other employees in comparable positions at PHH Arval. Mr. Kilroy has not been involved in decisions with respect to Mr. Burgess’ compensation or job performance, and procedures have been established to limit Mr. Kilroy’s access to such information.

Consumer Credit Loans in the Ordinary Course of Business

One or more of our mortgage lending subsidiaries has made, in the ordinary course of their respective consumer credit businesses, mortgage loans and/or home equity lines of credit to certain of our directors and executive officers or their immediate family members of types generally made available to the public by such mortgage lending subsidiaries. Such mortgage loans and/or home equity lines of credit were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with our other customers generally, and they did not involve more than the normal risk of collectability or present other unfavorable features. Generally, we sell these mortgage loans and/or home equity lines of credit, soon after origination, into the secondary market in the ordinary course of business.

DIRECTOR COMPENSATION

Our non-employee director compensation program is intended to align our non-employee directors’ interests with those of our stockholders by providing for equity-based compensation, to focus our non-employee directors on sustainable value creation and to provide our non-employee directors with market-competitive compensation for their Board service. Members of our Board who are also our officers or employees do not receive any additional compensation for serving as a director. Currently, our only employee director is our Chief Executive Officer.

We do not have share ownership guidelines for non-employee directors because our non-employee directors are restricted from selling their vested equity-based compensation until at least one year after their Board service ends. We believe that this restriction, along with the payment of at least 50% of non-employee director compensation in the form of equity-based compensation, is more effective than stock ownership guidelines in aligning non-employee directors with stockholder interests.

The Corporate Governance Committee had been responsible for reviewing and recommending to the Board the compensation of our non-employee directors since 2005. In July 2010, in connection with the adoption of new Charters for our Corporate Governance Committee and Human Capital and Compensation Committee, the Human Capital and Compensation Committee assumed responsibility for reviewing and making recommendations to the Board concerning our non-employee director compensation. This shift in responsibility has not changed the requirement that the Human Capital and Compensation Committee recommends to the full Board the compensation for non-employee directors, and the full Board must approve any changes to that program. None of our executive officers played a role in determining or recommending the amount or form of non-employee director compensation.

In 2009, the Corporate Governance Committee and the Compensation Committee (the predecessor of the Human Capital and Compensation Committee) jointly requested that the Compensation Committee’s compensation consultant undertake an analysis of market-competitive director compensation levels and practices. Although the consultant’s analysis determined that our non-employee director compensation program was below market-competitive median levels, the Corporate Governance Committee decided to defer any discussion of potential changes to the non-employee director compensation program until mid-2010. Consistent with that decision, the Human Capital and Compensation Committee asked its compensation consultant in mid-2010 to again analyze market-competitive director compensation levels and practices. The analysis revealed that our non-employee directors were paid below a competitive market level.

Our non-employee director compensation program in effect at the time of the review in 2010 was the same one that had been implemented in early 2005, and had not been increased or otherwise modified since that time. That program had the following annual compensation for non-employee directors, with all retainers split equally between cash and restricted stock units (“RSUs”) under the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan (the “2005 Equity and Incentive Plan”):

•	Board Chair retainer: $170,000

•	Board member retainer: $120,000

•	Committee Chair stipends: $9,000 — $20,000, depending on the Committee

•	Committee member stipends: $7,000 — $12,000, depending on the Committee

•	New director equity grant (paid in RSUs): $60,000

Based on the 2010 review, the Human Capital and Compensation Committee recommended to the Board, and the Board adopted, changes to the non-employee director compensation program. The Board took into account the following factors in considering its changes:

•	Our non-employee directors cannot sell any shares of our stock until one year after leaving the Board. This ensures that our non-employee directors are directly aligned with shareholder interests. Unlike directors at many other companies, our non-employee directors cannot monetize any of their equity during their term of Board service.

•	At least 50% of all Board retainers and Committee stipends are paid in the form of equity awards.

•	Our non-employee directors are serving on our Board during a time of transformation. Our operating and support processes are undergoing a multi-year performance improvement process, which is expected to migrate to continuous improvement.

•	Our Board processes have been revamped, including new Charters for the Board’s Committees.

•	Due to these and other responsibilities, as well as the relatively small size of our Board, each Board member attends a greater number of Board and Committee meetings than Board members at other comparable companies, and Board members do not receive either Board or Committee meeting fees to compensate them for the additional time commitments.

The Board adopted the following market competitive non-employee director compensation program on a prospective basis effective August 18, 2010:

Annualized
Amount

Non-Executive Chairman of the Board Retainer	$295,000
Board Member Retainer	220,000
Audit Committee, Chair Stipend	25,000
Audit Committee, Member Stipend	15,000
Human Capital and Compensation Committee, Chair Stipend	25,000
Human Capital and Compensation Committee, Member Stipend	15,000
Corporate Governance Committee, Chair Stipend	10,000
Corporate Governance Committee, Member Stipend	8,000
Finance and Risk Management Committee, Chair Stipend	25,000
Finance and Risk Management Committee, Member Stipend	15,000

The Board also eliminated new director equity grants for non-employee directors that first commence service on the Board after August 18, 2010. As Mr. Wetzel and Ms. Reif first commenced service on the Board during 2010 and prior to August 18, 2010, they each received new director equity grants during 2010. Mr. Wetzel joined the Board on January 1, 2010, and received a new director equity grant on March 31, 2010. Ms. Reif joined the Board on April 1, 2010, and received a new director equity grant on June 30, 2010. No further new director equity grants will be made to new non-employee directors that first commence service on the Board unless the Board approves a subsequent change to our non-employee director compensation program.

Consistent with our prior non-employee director compensation program, all Committee stipends are payable 50% in cash and 50% in the form of RSUs under the 2005 Equity and Incentive Plan. The Non-Executive Chairman of the Board Retainer is payable $122,500 in cash and $172,500 in RSUs under the 2005 Equity and Incentive Plan. The Non-Executive Board Member Retainer is payable $85,000 in cash and $135,000 in RSUs under the 2005 Equity and Incentive Plan.

With the exception of the now-eliminated new director equity grants, non-employee director compensation is paid in arrears in four equal quarterly installments at the end of each calendar quarter (each payment date, a “Fee Payment Date”) and is paid at least 50% in RSUs that are granted under our 2005 Equity and Incentive Plan (the “Director RSUs”) and the remainder in cash. It is our practice to pro rate non-employee director compensation for the portion of each calendar quarter during which an individual director actually serves as a member or chairperson of the Board or a committee of the Board.

Each Director RSU represents the right to receive one share of our common stock upon settlement of such Director RSU. Director RSUs are immediately vested and are settled in shares of our common stock one year after the director is no longer a member of the Board. Director RSUs may not be sold or otherwise transferred for value prior to the director’s termination of service on the Board.

The number of Director RSUs granted to each non-employee director on each Fee Payment Date is determined by dividing the total dollar amount of compensation that is payable to each such non-employee director on such Fee Payment Date in the form of Director RSUs by the closing price of our common stock on the NYSE on such Fee

Payment Date (or, if there was no trading of our common stock on the NYSE on such Fee Payment Date, the closing price of our common stock on the date last preceding such Fee Payment Date upon which our common stock was traded on the NYSE). Fractional Director RSUs are not granted and any fractional portion resulting from the foregoing calculation is paid in cash.

As previously disclosed, the Board also terminated the PHH Corporation Directors’ Deferred Compensation Plan, as well as various other inactive compensation related plans, during 2010. None of our current non-employee directors and none of our former non-employee directors that served on the Board during 2010 received any payments or distributions in connection with the termination of such plans.

We do not maintain a pension plan for non-employee directors. Non-employee directors did not receive any form of compensation for 2010 other than as described above.

Director Compensation Table

The following table sets forth the compensation paid to or earned by each of our current and former non-employee directors that served as directors during 2010:

					Change in
					Pension
					Value and
					Nonqualified
	Fees			Non-Equity	Deferred
	Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(1),(9)	($)	($)	($)	($)	($)

James W. Brinkley (2)	78,892	97,282	—	—	—	—	176,174
James O. Egan (3)	114,524	132,889	—	—	—	—	247,413
Ann D. Logan (4)	19,135	19,115	—	—	—	—	38,250
Allan Z. Loren (5)	82,298	100,724	—	—	—	—	183,022
Gregory J. Parseghian (6)	90,079	108,476	—	—	—	—	198,554
Deborah M. Reif (7)	64,863	143,282	—	—	—	—	208,144
Carroll R. Wetzel, Jr. (8)	82,086	160,443	—	—	—	—	242,529

(1)	The amounts shown in this column reflect the aggregate grant date fair value of awards to our non-employee directors of RSUs during 2010. See Note 18, “Stock-Based Compensation” in the Notes to Consolidated Financial Statements included in the 2010 Annual Report for the assumptions used in calculating our equity-based compensation expense. Included in this column for each of Ms. Reif and Mr. Wetzel is approximately $60,000 of RSUs representing new director equity grants.

(2)	Throughout 2010, Mr. Brinkley served as a non-employee director and as a member of the Corporate Governance, Human Capital and Compensation, and Executive Committees.

(3)	Throughout 2010, Mr. Egan served as Non-Executive Chairman of the Board, as Chair of the Audit and Corporate Governance Committees, and as a member of the Executive Committee.

(4)	Ms. Logan served on the Board until April 1, 2010. From January 1, 2010, through April 1, 2010, Ms. Logan served as a non-employee director and as a member of the Audit, Finance and Risk Management, and Human Capital and Compensation Committees.

(5)	Throughout 2010, Mr. Loren served as a non-employee director, as Chair of the Human Capital and Compensation Committee, and as a member of the Corporate Governance and Executive Committees.

(6)	Throughout 2010, Mr. Parseghian served as a non-employee director, as Chair of the Finance and Risk Management Committee, and as a member of the Corporate Governance and Executive Committees. From April 1, 2010, through December 31, 2010, Mr. Parseghian served as a member of the Human Capital and Compensation Committee.

(7)	Ms. Reif commenced service on the Board on April 1, 2010. Since April 1, 2010, Ms. Reif has served as a non-employee director and as a member of the Finance and Risk Management Committee. Since June 15, 2010, Ms. Reif has also served as a member of the Corporate Governance, Human Capital and Compensation, and Executive Committees.

(8)	Mr. Wetzel commenced service on the Board on January 1, 2010. Since January 1, 2010, Mr. Wetzel has served as a non-employee director and as a member of the Audit, Finance and Risk Management, and Executive Committees.

(9)	The following table sets forth the grant date fair value computed in accordance with FAS 123R of each equity award made to non-employee directors during 2010 and the aggregate number of stock awards (representing RSUs that are settled one year following termination of service as a Director) and option awards outstanding at fiscal year-end 2010 for each non-employee director that served as a non-employee director during 2010:

							Aggregate
							Number of
						Aggregate	Option
						Number of	Awards
	Quarter	Quarter	Quarter	Quarter		Stock Awards	Outstanding
	Ended	Ended	Ended	Ended		Outstanding	at Fiscal
	March 31,	June 30,	September 30,	December 31,		at Fiscal Year	Year End
	2010	2010	2010	2010	Total	End 2010	2010
Name	($)	($)	($)	($)	($)	(#)	(#)

James W. Brinkley	17,112	17,117	26,430	36,623	97,282	24,182	—
James O. Egan	24,866	24,866	35,676	47,481	132,889	14,274	—
Ann D. Logan	19,115	—	—	—	19,115	21,550	—
Allan Z. Loren	17,748	17,745	27,357	37,873	100,724	10,128	—
Gregory J. Parseghian	18,055	18,050	30,748	41,624	108,476	10,518	—
Deborah M. Reif	—	76,731	28,052	38,498	143,282	7,025	—
Carroll R. Wetzel, Jr.	77,852	17,860	27,252	37,480	160,443	7,154	—

PROPOSAL 2 — TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The submission of this matter for approval by stockholders is not legally required; however, the Board believes that such submission provides stockholders an opportunity to provide feedback to the Board on an important issue of corporate governance. If stockholders do not approve the appointment of Deloitte & Touche LLP, the selection of such firm as our independent registered public accounting firm will be reconsidered. In the event that Deloitte & Touche LLP is unable to serve as independent registered public accounting firm for the fiscal year ending December 31, 2011, for any reason, the Audit Committee will appoint another independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions regarding the Company.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY US WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

AUDIT COMMITTEE REPORT

In connection with the preparation of the Company’s consolidated financial statements for the year ended December 31, 2010, the Audit Committee:

•	Reviewed and discussed the Company’s audited consolidated financial statements with management;

•	Discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	Received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Date: April 14, 2011	Audit Committee of the Board of Directors
James O. Egan (Chair)
Gregory J. Parseghian
Carroll R. Wetzel, Jr.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Our Audit Committee is responsible for pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for us and our subsidiaries by our independent registered public accounting firm, Deloitte & Touche LLP (the “Independent Auditor”). The Audit Committee has adopted a pre-approval policy and implemented procedures that provide that all engagements of our Independent Auditor are reviewed and pre-approved by the Audit Committee, except for such services that fall within the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that our Audit Committee approves prior to the completion of the audit. The pre-approval policy also permits the delegation of pre-approval authority to a member of the Audit Committee between meetings of the Audit Committee, and any such approvals are reviewed and ratified by the Audit Committee at its next scheduled meeting.

For the years ended December 31, 2010 and 2009, professional services were performed for us by our Independent Auditor pursuant to the oversight of our Audit Committee. Representatives of our Independent Auditor are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions regarding the Company.

Set forth below are the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates. All fees and services were approved in accordance with the Audit Committee’s pre-approval policy.

	Year Ended
	December 31,
Fees by Type	2010	2009
	(In millions)

Audit fees	$3.9	$5.1
Audit-related fees	0.6	0.8
Tax fees	0.2	0.6
All other fees	0.0	0.0

Total	$4.7	$6.5

Audit Fees.  Audit fees primarily related to the annual audits of the Consolidated Financial Statements included in our Annual Reports on Form 10-K and our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the Condensed Consolidated Financial Statements included in our Quarterly Reports on Form 10-Q and services provided in connection with regulatory and statutory filings.

Audit-Related Fees.  Audit-related fees primarily related to audit fees for our employee benefit plans, comfort letters for registration statements and agreed upon procedures.

Tax Fees.  Tax fees related to tax compliance, tax advice and tax planning.

All Other Fees.  The aggregate fees billed for all other services during the years ended December 31, 2010 and 2009 were not significant and primarily related to software license fees.

PROPOSAL 3 — SAY ON PAY VOTE

In accordance with recently enacted Section 14A of the Securities Exchange Act of 1934, as amended, and rules promulgated by the SEC, we are requesting the approval of the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 404 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Although the foregoing resolution is only advisory in nature and is not binding on the Board or the Company, we intend to review the voting results with the Board and the Human Capital and Compensation Committee of the Board so that such voting results may be taken into consideration in connection with future executive compensation decisions.

THE BOARD RECOMMENDS A VOTE “FOR” THE SAY ON PAY VOTE. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY US WILL BE VOTED “FOR” THE SAY ON PAY VOTE.

PROPOSAL 4 — SAY WHEN ON PAY VOTE

In accordance with recently enacted Section 14A of the Securities Exchange Act of 1934, as amended, and rules promulgated by the SEC, we are requesting an advisory vote as to whether future Say on Pay advisory votes on executive compensation should occur every year, every two years or every three years. Stockholders will be able to specify one of four choices for this proposal on their proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation for an annual Say on Pay advisory vote on executive compensation.

Although this Say When on Pay Vote is only advisory in nature and is not binding on the Board or the Company, we intend to review the voting results with the Board and the Human Capital and Compensation Committee of the Board so that such voting results may be taken into consideration in connection with determining the frequency with which we will hold future Say on Pay Vote advisory votes on executive compensation.

THE BOARD RECOMMENDS A VOTE FOR AN “ANNUAL” SAY ON PAY ADVISORY VOTE ON EXECUTIVE COMPENSATION. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY US WILL BE VOTED FOR AN ‘‘ANNUAL” SAY ON PAY ADVISORY VOTE ON EXECUTIVE COMPENSATION.

COMPENSATION COMMITTEE REPORT

The Human Capital and Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth below with management and, based on such review, recommended to the Board of Directors that the Compensation Discussion and Analysis set forth below be included in the Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2010.

Date: April 18, 2011	Human Capital and Compensation Committee of the Board of Directors
Allan Z. Loren (Chair)
James W. Brinkley
Deborah M. Reif

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We Delivered Solid Operational Performance and Shareholder Value Creation in 2010.  We continued our turnaround with solid operational performance in 2010. We deepened market penetration and enhanced efficiencies through our transformation initiative. Our solid operating performance was accomplished in the context of a challenging year in the mortgage and fleet management services industries. We confronted these challenges by engaging in a transformation initiative that delivered $88 million in estimated annualized run rate savings through increased operating efficiencies. Both our mortgage and fleet businesses improved their operating performance.

•	Mortgage Production Segment

•	Origination market share increased from 2.1% in 2009 to 3.1% in 2010

•	Mortgage origination volume increased 30% in 2010 from 2009 despite a 20% decline in industry-wide mortgage originations

•	Fleet Segment

•	Segment profit increased 17% in 2010 from 2009.

We intend to continue our transformation, as we reinvest some of the initiative savings into strengthened capabilities in sales, marketing, and enterprise risk management, while building scalability for profitable growth through technology. We are committed to delivering continuous improvement in mortgage origination market share and profitability, fleet segment profitability, and productivity, on a sustainable basis.

Our Compensation Program is Designed to Deliver Pay-for-Performance.  Our compensation program places a strong emphasis on pay-for-performance. We created and implemented a pay-for-performance-based Total Rewards Philosophy which aligns the compensation programs with sustainable shareholder value creation. Under the Philosophy, all of our compensation programs should:

•	Link total rewards with our profitable financial performance and individual performance and behaviors that create sustainable value

•	Provide both fixed and variable compensation that is both market-competitive and delivers pay commensurate with shareholder value creation

•	Create sustainable value creation without encouraging unnecessary or excessive risk

•	Attract and retain high performing talent through the flexibility to modify the programs as necessary

The compensation program design is based on the Total Rewards Philosophy, and has the following elements:

•	Base salaries: Set at market-competitive levels

•	Annual cash incentive plan: Drives a focus on profitable growth by providing payouts for both strong financial performance and achievement of key objectives

•	Long-term incentive plan: Intended to align employees who drive our success with shareholder interests

Our 2010 Compensation Program Delivered on the Pay-for-Performance Promise.  Our compensation program was designed to provide executives and other employees with rewards in 2010 that aligned with sustainable shareholder value creation.

We did not make base salary increases in 2010.  We did not increase base salaries for the Named Executive Officers in 2010 due to the challenging business environment.

The 2010 Management Incentive Plan (“MIP”) paid out at below target levels.  Our annual cash incentive plan (called the Management Incentive Plan, or “MIP”) had the following design elements for 2010:

•	Target performance level of Core Earnings (Pre-Tax) of $292 million (“Plan”). Achieving this target performance level would provide sufficient funding for all participants to potentially receive their target award amounts.

•	Exceeding Plan would have resulted in progressively greater payouts. These payouts were capped at 150% of an individual’s target award amount.

•	Decreased payouts for performance below Plan. Failure to achieve 90% of Plan would have resulted in no payouts.

•	Each MIP participant also had individual Management by Objectives (“MBOs”). Named Executive Officers had MBOs that included financial, risk, transformation and/or talent objectives, reflecting the Human Capital and Compensation Committee’s view that these areas are critical to sustainable shareholder value creation. Potential payouts could be reduced if the MBOs were not met.

Our Core Earnings (Pre-Tax) increased 20% over 2009, but were between 95% and 99% of Plan target performance. The Human Capital and Compensation Committee therefore determined that each individual’s maximum potential payout was 75% of their respective individual target amount in accordance with the 2010 MIP design. Actual payouts were at or below that level, depending on whether the individual met all of his or her MBOs.

Our Long-term Incentive Plan provided rewards commensurate with shareholder value creation.  In 2008 and 2009 (as well as prior to that), we provided RSUs to key executives, as well as stock options to our senior executive group. The RSUs granted in 2008 were time-vested but provided for accelerated vesting based upon achievement of profitability goals. Our actual performance resulted in the accelerated vesting of a portion of such RSUs in 2010, with the opportunity for continued vesting of the remaining unvested portion of such RSUs in future years. The RSUs granted in 2009 to the Named Executive Officers employed by us at the time such RSUs were granted are performance-vested RSUs that only vest upon achievement of a cumulative three year profitability goal. This focus on multi-year profitability, and the granting of stock options, continued to align executives with shareholders by making wealth accumulation contingent on both long-term financial performance and share price appreciation.

We did not provide a broad-based equity grant in 2010, as we were beginning our transformation initiative, and in the process of developing a new long-term incentive program. We did, however, make equity awards to certain newly hired employees in 2010. We intend to evaluate whether long-term incentive grants will be made to key executives in 2011, consistent with our Total Rewards Philosophy.

Executive Compensation Program

Introduction.  We continued our transformation in 2010, building upon the significant changes made in 2009. We built upon our positive 2009 results through process and business improvements, resulting in cost savings and improved operational performance. These changes were accompanied by changes to the executive compensation programs in 2010, as we continued our efforts to better align employee rewards with sustainable profitable growth.

In 2010, at the request of the Human Capital and Compensation Committee and in consultation with the Committee’s compensation consultant, we continued to work towards developing a new executive compensation program that is market-competitive, pay-for-performance driven, and aligned with our achievement of our short-term and long-term strategic objectives and sustainable stockholder value creation. This approach consisted of:

1. Designing a new Management Incentive Plan for 2010 that aligned rewards with achievement of our key objectives, including the focus on achieving Core Earnings (Pre-Tax), and the continuing transformation objectives that are reengineering our operations and organizational structure. The 2010 Management Incentive Plan resulted in payouts commensurate with not only overall operating performance, but meeting our underlying key organizational objectives; and

2. Developing a new Total Rewards Philosophy in 2010 that focused on sustainable shareholder value creation, and was the underpinning of executive compensation decision-making.

These activities were expected to form the basis for continued improvements in the executive compensation program in 2011, with consideration of the following potential changes:

1. Designing a new, integrated executive compensation program, based on our Total Rewards Philosophy, our key strategic objectives, including transformation, and leading market practices around compensation design and risk.

2. Designing a new long-term incentive plan consistent with the integrated executive compensation program in the context of leading market practices around the linkage to sustainable stockholder value creation and risk management.

Corporate Governance

Human Capital and Compensation Committee Oversight of Executive Compensation.  During 2010, the Board of Directors approved a new Human Capital and Compensation Committee Charter which sets forth the purpose, composition, authority and responsibilities of the Committee. The new Charter reflects the Human Capital and Compensation Committee’s focus on sustainable shareholder value creation as the underpinning of our compensation programs, and the expanded scope of the Committee’s responsibilities. The Charter further demonstrates the Human Capital and Compensation Committee’s responsibilities for leadership development and succession planning, overall human capital development, Directors compensation, compensation risk assessments, employee benefits plans, and compensation disclosure.

The Human Capital and Compensation Committee retained the responsibility for overseeing our executive compensation policies, including evaluating and approving the compensation of our Named Executive Officers as listed in the “Summary Compensation Table” below. The Human Capital and Compensation Committee reviews and determines the base salary, annual and long-term incentive awards, equity awards and other compensation for each Named Executive Officer, including our President and Chief Executive Officer, and evaluates our compensation policies. The Human Capital and Compensation Committee also has the authority to engage and retain executive compensation consultants to assist with such evaluations, and has, in fact, retained PricewaterhouseCoopers LLP (“PwC”) as its consultant. Board members who are not members of the Human Capital and Compensation Committee are not involved in the decision surrounding the engagement and/or retention of the Human Capital and Compensation Committee’s consultant.

Role of Management in Executive Compensation Decisions.  Generally, our Chief Executive Officer makes recommendations to the Human Capital and Compensation Committee as it relates to the compensation of our other executive officers. In addition, our executive officers, including our Chief Executive Officer, Chief Human Resources Officer, Chief Financial Officer and other human resources personnel, may provide input and make proposals as requested by the Human Capital and Compensation Committee regarding the design, operation, objectives and values of the various components of compensation in order to provide appropriate performance and retention incentives for key employees. These proposals may be made on the initiative of the Chief Executive

Officer, the executive officers or upon the request of the Human Capital and Compensation Committee. Our Chief Executive Officer is not involved in deliberations relating to his own compensation.

During 2010, our Chief Executive Officer, in consultation with our Chief Human Resources Officer and the Human Capital and Compensation Committee’s compensation consultant, made recommendations to the Committee concerning the compensation of executive officers hired in 2010, including Mr. Hayden, the performance achievement of our executive officers against their individual MBOs and corresponding payouts under the 2010 MIP, and the terms of Mr. Danahy’s severance agreement. The Committee makes the ultimate decisions relating to executive compensation design and payouts to our executive officers other than our Chief Executive Officer and may take into consideration the recommendations, if any, of our Chief Executive Officer in connection with determining the amount or form of compensation paid to our executive officers. The Committee meets in executive session to determine the Chief Executive Officer’s compensation and presents its recommendations on the Chief Executive Officer’s compensation to the full Board of Directors for final approval.

Executive Compensation Consultants.  During 2010, the Human Capital and Compensation Committee retained PwC to assist with the evaluation of our executive compensation. In determining to retain PwC, the Human Capital and Compensation Committee considered PwC’s prior engagements by the Committee since February 2008, which was prior to Mr. Egan joining the Board, and did not consider Mr. Egan’s past employment relationship with PwC that ended in 1996. Mr. Egan is not a member of the Human Capital and Compensation Committee and played no role in the Committee’s decision to engage PwC. Pursuant to its engagement, PwC analyzed and provided comparative executive and director compensation data and compensation program design assistance for the Human Capital and Compensation Committee’s consideration in evaluating and setting the compensation of the Named Executive Officers and the overall structure of our compensation policies. The compensation services PwC provided to the Human Capital and Compensation Committee resulted in approximately $288,000 in fees paid to PwC during 2010. During 2010, with notification to the Committee, PwC also provided certain other consulting services to management. These additional services were provided by individuals different from those who work directly with the Human Capital and Compensation Committee. These additional services, which mainly related to corporate tax management/planning, internal audit outsourcing and other consulting services, resulted in payments to PwC of approximately $625,000 during 2010. The Human Capital and Compensation Committee believes that these other services, which are performed by PwC employees other than the PwC employees providing compensation consulting services to the Human Capital and Compensation Committee, do not compromise PwC’s ability to provide the Human Capital and Compensation Committee with an independent perspective on executive compensation. The Human Capital and Compensation Committee has asked PwC to provide executive compensation consulting services to the Committee again in 2011.

Compensation Process

Executive Compensation Objectives.  The primary objective of our executive compensation policies, as overseen by the Human Capital and Compensation Committee, is to attract, retain and motivate qualified executive officers to manage our business in order to create sustainable profitable growth and underlying stockholder value creation within approved risk profiles. Our executive compensation policies are intended to facilitate the achievement of our short-term and long-term business strategies through aligning compensation with performance by:

•	providing base salaries and other compensation that are competitive and designed to attract and retain highly talented executives;

•	rewarding executive performance through variable, at-risk compensation that is dependent upon meeting specified performance targets; and

•	aligning the interests of our executive officers with the interests of our stockholders through equity-based compensation.

The Human Capital and Compensation Committee does not rely upon a fixed formula or specific numerical criteria in determining each Named Executive Officer’s total compensation or the allocation of compensation among the various components of compensation described below. Moreover, the Human Capital and Compensation

Committee does not have a specific policy for the allocation of compensation between short-term and long-term compensation or cash and equity compensation. The Human Capital and Compensation Committee considers this to be a “best practice,” such that the Committee has the flexibility to make compensation-related decisions that reflect our changing business needs. The Human Capital and Compensation Committee exercises its business judgment, consistent with our Total Rewards Philosophy, in determining total compensation based upon the following criteria:

•	our short-term and long-term strategic objectives, financial and other performance criteria and individual MBOs;

•	the competitive compensation levels for executive officers at companies in similar businesses and/or of similar size;

•	the overall economic environment and industry conditions;

•	unique circumstances impacting us and our executive officers; and

•	the recommendations of the Human Capital and Compensation Committee’s executive compensation consultants.

Based upon its analysis of these criteria, the Human Capital and Compensation Committee determines each component of executive compensation (as discussed below) for the Named Executive Officers, taking into consideration the total compensation relative to Peer Group (as defined in “Benchmarking” below) and other market-competitive practice. The Human Capital and Compensation Committee presents its recommendations on the Chief Executive Officer’s compensation to the full Board of Directors for final approval.

Benchmarking.  The Human Capital and Compensation Committee believes that an understanding of market-competitive practices is a critical underpinning to making sound executive compensation decisions. In early 2009, the peer group against which our executive compensation was benchmarked was revised to include the following seven companies with whom we compete for executive talent and/or investor capital and that operate businesses similar to ours, including mortgage, leasing or financial services:

• Fidelity National Information Services, Inc.	• MGIC Investment Corp.	• Wright Express Corp.
• Flagstar Bancorp Inc.	• Radian Group, Inc.
• GATX Corp.	• Ryder System, Inc.

In mid-2010, Human Capital and Compensation Committee further revised the peer group for purposes of benchmarking executive compensation for newly hired executive officers, including Mr. Hayden, to ensure that we were competitive in attracting executive talent. The peer group that was utilized for benchmarking newly hired executive officer compensation during 2010 consisted of the following companies in the mortgage related, outsourcing and fleet management industries, where our revenues were between the median and 75th percentile of the peer group:

• Americredit Corp.	• Alliance Data Systems Corp.	• GATX Corp.
• MGIC Investment Corp.	• Fidelity National Information Services, Inc.	• Ryder System, Inc.
• Radian Group, Inc.	• Lender Processing Services, Inc.

In the fourth quarter of 2010, in connection with making 2011 compensation decisions, the Human Capital and Compensation Committee conducted its annual review of the peer group, and determined that it could be further refined to better reflect market changes, our ongoing business transformation and size, and our search for executive talent beyond our traditional competitors. The lack of any companies that precisely meet our profile as a provider of mortgage and fleet management services, and the fact that many of the competitors in each of our business segments are divisions of much larger organizations, or are privately-held, complicated the peer group development. Working with PwC, the Human Capital and Compensation Committee identified 8 additional organizations with whom we may compete for executive talent, business and/or capital in the broader financial services, fleet services, and outsourcing industries, considering our revenue size. Our revenue is between the median and 75th percentile of the following revised peer group (the “Peer Group”):

• Astoria Financial Corp.	• Alliance Data Systems Corp.	• Avis Budget Group, Inc.
• Flagstar Bancorp Inc.	• Euronet Worldwide, Inc.	• GATX Corp.
• MBIA, Inc.	• Fidelity National Information Services, Inc.	• Ryder System, Inc.
• MGIC Investment Corp.	• Heartland Payment Systems, Inc.	• United Rentals, Inc.
• New York Community Bancorp, Inc.	• Hewitt Associates, Inc.
• Radian Group, Inc.	• Lender Processing Services, Inc.

The Human Capital and Compensation Committee also asked PwC to provide data from multiple national compensation databases (the “Survey Data”) in order to assist in the compensation evaluation due to the unique nature of our business units and the lack of peer companies with a similar business unit mix for comparison.

The Human Capital and Compensation Committee evaluated the base salary, short-term and long-term incentives and actual and target total compensation levels, as well as shareholder dilution levels, for the Peer Group and Survey Data, including the median and percentile ranges for each compensation component, for comparison with that of our Named Executive Officers. The Human Capital and Compensation Committee also compared the performance of the Peer Group companies on various value creation metrics to our performance to understand the relative pay-for-performance relationship of our compensation programs. Based on the compensation, dilution, and performance review, the Human Capital and Compensation Committee determined that for 2010, total executive compensation for our Named Executive Officers should incent them to achieve above-market performance by paying them commensurate with that performance. The Human Capital and Compensation Committee will consider this compensation philosophy in 2011 and may adjust target total compensation levels as well as base salary, short-term and long-term incentives of our executive officers based upon how they advance sustainable stockholder value creation.

2010 Executive Compensation Program Design

Components of Executive Compensation.  The primary potential components of the executive compensation arrangements for our Named Executive Officers are base salaries, variable annual compensation programs and long-term incentive awards.

Base Salaries.  The Human Capital and Compensation Committee is responsible for determining the base salary of our Chief Executive Officer and other Named Executive Officers, which includes the review and approval of annual adjustments to their base salaries. Base salaries are intended to provide a level of cash compensation that is externally competitive in relation to the responsibilities of the executive’s position in order to attract and retain executive talent.

During 2010, the Human Capital and Compensation Committee evaluated salary levels based upon competitive compensation levels for companies in the Peer Group, as well as consideration of the nature of each executive officer’s position and the contribution, achievement, experience and tenure of each executive officer. No market-based compensation adjustments were made to the compensation for the Named Executive Officers, due to the challenging business environment at the time.

The following table sets forth the annualized base salaries for our Named Executive Officers for 2010:

		Annualized Base
Name	Title	Salary for 2010

Jerome J. Selitto	President and Chief Executive Officer	$800,000
Sandra Bell*	Former Executive Vice President and Chief Financial Officer	$400,000
George J. Kilroy	Executive Vice President, Fleet	$450,000
Luke S. Hayden*	Executive Vice President, Mortgage	$450,000
Mark R. Danahy*	Former Executive Vice President, Mortgage	$375,000
William F. Brown	Senior Vice President, General Counsel and Secretary	$330,000

*	Sandra Bell ceased employment in 2011. Luke Hayden commenced employment on May 14, 2010, and his reported salary has been annualized. Mark Danahy ceased employment May 14, 2010, and his reported salary has been annualized solely for purposes of comparison.

Variable Annual Cash Compensation Programs.  In 2010, our Named Executive Officers, other executive officers, and certain other employees were eligible for additional cash compensation through participation in our annual cash-based Management Incentive Plan (“MIP”). We moved to one company-wide annual cash incentive plan for 2010, rather than the individual business unit based plans that had been in effect for 2009, in order to focus all employees on the same key objective. Under the MIP, each employee was eligible for a target payout based on our achieving a target performance objective, and the employee achieving all of his or her MBOs. Performance above or below the target performance goal would increase or decrease employees’ payout eligibility.

Our MIP performance metric for 2010 was Core Earnings (Pre-Tax). The 2010 performance targets and relative payout percentages that MIP participants would be eligible for were as follows:

		Maximum Payout as a
2010 Core Earnings (Pre-Tax)		Percentage of an Individual’s
Performance Goal	Level	Target Award Amount

$365 million	Outstanding	150%
$336 million	Exceeds	125%
$292 million	Plan	100%
$277 million	95% of Plan	75%
$263 million	90% of Plan	50%
Less than $263 million	Not Meeting Plan	0%

In order to tie a greater percentage of each executive officer’s compensation to the achievement of our annual performance objective, our executive officers’ target award amounts as a percentage of their base salaries were based on each such executive officer’s duties and responsibilities, with greater target payouts as a percentage of base salary for executive officers with greater duties and responsibilities.

The Human Capital and Compensation Committee set the performance targets under the 2010 MIP at levels that were consistent with our business plan and that were considered to be challenging based on historical performance as well as industry and market conditions, and then adjusted actual payouts based on the achievement of individual MBOs consistent with supporting our overall strategy, and operational expectations. Individual MBOs were set based on the critical responsibilities for each position, and their need to drive overall shareholder value creation. Each Named Executive Officer had financial (including transformation and Core Earnings (Pre-Tax)), risk and talent based MBOs.

Our 2010 Core Earnings (Pre-Tax) of $289 million increased approximately 20% over 2009, compared to our targeted performance goal of $292 million. Consistent with the 2010 MIP design, the Human Capital and Compensation Committee determined that participants would be eligible for a potential payout of 75% of their individual target award amounts.

Individual MBOs were then reviewed.  The process began with each individual preparing a self-assessment of his or her performance against their respective MBOs. Individuals’ managers, our Human Resources personnel, and then our Chief Executive Officer reviewed those assessments, and developed recommendations for relative MBO performance. Our Chief Executive Officer presented those recommendations for a defined group of senior executives, including the Named Executive Officers, to the Human Capital and Compensation Committee, which determined their final relative performance against their MBOs. Our Chief Executive Officer approved the final relative performance for all other MIP participants. The Human Capital and Compensation Committee reviewed our Chief Executive Officer’s self-assessment, and made a recommendation to the full Board relating to our Chief Executive Officer’s relative MBO performance. Individual executives’ payouts were reduced to the extent they did not meet all of their respective MBOs. Our Chief Executive Officer has the ability to recommend, and the Human Capital and Compensation Committee has the ability to approve, discretionary incentive awards. No such awards were recommended or approved for 2010.

Due in part to the Core Earnings (Pre-Tax) targeted performance level not being met, which impacted the MBO achievement of our Named Executive Officers, our Named Executive Officers received below target MIP payouts for 2010 as reflected in the following table:

				Annualized
		2010	Annualized	Potential 2010
		Annualized	Target 2010 MIP	MIP Payout	Actual 2010
Name	Position	Base Salary	Award Amount	Range	MIP Payout

Jerome J. Selitto	President and Chief Executive Officer	$800,000	$1.2 million	$0-$1.8 million	$800,000
Sandra Bell*	Former Executive Vice President and Chief Financial Officer	$400,000	$400,000	$0-$600,000	$195,000
George J. Kilroy	Executive Vice President, Fleet	$450,000	$450,000	$0-$675,000	$320,625
Luke S. Hayden*	Executive Vice President, Mortgage	$450,000	$450,000	$0-$675,000	$171,616
Mark R. Danahy*	Former Executive Vice President, Mortgage	$375,000	$375,000	$0-$562,500	$281,250
William F. Brown	Senior Vice President, General Counsel and Secretary	$330,000	$247,500	$0-$371,250	$157,781

*	Sandra Bell ceased employment in 2011. Luke Hayden commenced employment on May 14, 2010, and his actual 2010 MIP payout was prorated from his employment commencement date. Mark Danahy ceased employment May 14, 2010, and his base salary, target MIP award amount and potential MIP payout range amounts have been annualized solely for comparison purposes.

Variable Annual Long-Term Incentive Awards.  The Human Capital and Compensation Committee administers the 2005 Equity and Incentive Plan, which provides for equity-based awards, including RSUs and options to purchase our common stock (“Stock Options”). The Human Capital and Compensation Committee considers equity-based awards to our Named Executive Officers an appropriate and effective method of retaining key management employees and aligning their interests with the interests of our stockholders. Eligibility for equity-based awards, the number of shares underlying each award and the terms and conditions of each award are determined by the Human Capital and Compensation Committee upon consultation with our management and the Human Capital and Compensation Committee’s compensation consultant.

In 2009, the Compensation Committee (the predecessor of the Human Capital and Compensation Committee) changed the long-term incentive plan to move away from performance-accelerated RSUs to a mix of (1) premium-priced Stock Options, and (2) performance-vested RSUs, for its awards under the 2005 Equity and Incentive Plan. Our use of premium-priced stock options in 2009 was a direct consequence of the turbulence in the capital markets, and the resulting reduction in our share price. The Human Capital and Compensation Committee did not make long-term incentive grants in 2010, while we underwent significant transformation in our people and processes. The Human Capital and Compensation Committee will determine whether to approve a new long-term incentive program in 2011, and whether to make grants under that program, in order to align executives with stockholder interests. Our Named Executive Officers that remain employed with us will continue to see their wealth accumulation aligned with our stockholders’ interests through their holdings of previously granted equity-based awards. Mr. Hayden received a sign-on equity grant in connection with his being hired.

Consistent with the Human Capital and Compensation Committee’s focus on profitable growth on an ongoing basis and consistent with the Human Capital and Compensation Committee’s commitment to stockholders, the Human Capital and Compensation Committee set the 2010 vesting acceleration performance metric for the RSUs granted in 2008 based on Core Earnings (Pre-Tax). Core Earnings (Pre-Tax) is based on pre-tax income after non-controlling interest adjusted for the effects of the following special items: (a) the pre-tax change in the fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model and (b) the pre-tax change in the fair value of mortgage service rights primarily due to changes in estimated portfolio delinquencies and foreclosures. Any 2008 RSUs for which the vesting has not been accelerated following the conclusion of the 2010 performance period will vest ratably in 2012 and 2013 subject to the employee’s continued employment with us throughout such period, with the exception of our former Chief Executive Officer, Mr. Terence

W. Edwards, whose unvested 2008 RSUs will become fully vested at the end of his two year severance period notwithstanding that he is no longer employed by us as previously disclosed.

2011 Executive Compensation Decision-making

Base Salaries.  During 2011, the Human Capital and Compensation Committee evaluated salary levels based upon market-competitive compensation levels, as well as consideration of the nature of each executive officer’s position and the contribution, achievement, experience and tenure of each executive officer. No market-based or other compensation adjustments were made to the compensation for the Named Executive Officers for 2011, based on the challenging business environment.

2011 Management Incentive Plan.  The Human Capital and Compensation Committee approved the use of Core Earnings (Pre-Tax) for the 2011 MIP. Above-target performance will result in commensurately greater payouts, and below-target performance will result in commensurately lower payouts. In addition, all participants will have MBOs tied to our key operational and strategic objectives, and will need to meet all their MBOs to receive their full MIP target award amount. The Human Capital and Compensation Committee intends to implement “clawbacks” in the design of our compensation programs as SEC rulemaking in this area becomes clearer, however, the use of MBOs acts to focus MIP participants on sustainable profitable growth. The Human Capital and Compensation Committee retains the right to exercise its judgment and provide cash incentive awards for performance that creates profitable growth that is not otherwise captured by the MIP.

Long-Term Incentive Awards.  The Human Capital and Compensation Committee has asked management to develop recommendations for an integrated executive compensation program in 2011. The Human Capital and Compensation Committee will determine whether it will make long-term incentive awards in 2011, and the nature and amount of those awards. The Human Capital and Compensation Committee will consider the use of deferrals and “clawbacks” as appropriate in the long-term incentive plan design.

Retirement Benefits

Messrs. Kilroy and Brown are participants in the PHH Corporation Pension Plan, which is a defined benefit pension plan that was available to all of our employees prior to 2005. The benefits payable under the PHH Corporation Pension Plan have been frozen for Messrs. Kilroy and Brown and the other plan participants. See “— Pension Benefits” for more information regarding benefits available to Messrs. Kilroy and Brown under this plan. In addition, all of our Named Executive Officers are eligible to participate in the PHH Corporation Employee Savings Plan (the “PHH Savings Plan”) on the same basis as other employees during the term of their employment. The PHH Savings Plan is a tax-qualified retirement savings plan that provides for employee contributions made on a pre-tax basis and matching contributions based on a portion of the employee’s compensation contributed to the PHH Savings Plan up to the statutory limit. The matching contribution percentage under the PHH Savings Plan was reduced effective January 1, 2009, from 6% to 4% of the employee’s compensation contributed to the PHH Savings Plan up to the statutory limit, in order to come closer to market practice of 3%. See “All Other Compensation” in Footnote 6 under “— Summary Compensation Table” for more information regarding matching contributions to the PHH Savings Plan made on behalf of each Named Executive Officer.

Perquisites and Other Compensation

We provide only a limited number of perquisites to our Named Executive Officers. Our Named Executive Officers generally are provided with or have use of company vehicles, financial planning services and tax reimbursements on the foregoing perquisites. Considering our fleet management business, the provision of vehicles to our Named Executive Officers is considered an appropriate perquisite. The Human Capital and Compensation Committee may review the appropriateness of these perquisites in 2011. Each of our Named Executive Officers also are entitled to participate in various employee benefit plans available generally to all employees on a non-discriminatory basis. In addition, during 2010, Mr. Selitto and Mr. Hayden received certain relocation related benefits and associated tax reimbursements in connection with their respective relocations. Effective April 21, 2011, we eliminated on a prospective basis tax reimbursements on perquisites to our executive officers other than tax reimbursements in respect of relocation related benefits pursuant to our relocation policies.

Change in Control and Other Severance Arrangements

We maintain a general severance program for its executives and other employees. Except for Mr. Selitto, whose employment agreement contains severance provisions, no employee has a special severance agreement. See “— Potential Payments upon Termination of Employment or Change in Control” below for additional information relating to Mr. Selitto’s severance provisions. Under the 2005 Equity and Incentive Plan, unvested equity-based awards generally will become fully and immediately vested and, in the case of stock options, exercisable, upon the occurrence of a change in control transaction (as defined in the 2005 Equity and Incentive Plan). See “— Potential Payments upon Termination of Employment or Change in Control” below for additional information regarding payments in the event of a change in control or other termination of employment for each Named Executive Officer.

During 2010, we entered into a Separation Agreement with Mr. Danahy. We obtained a non-competition and non-solicitation agreement from Mr. Danahy (in addition to other restrictive covenants) that will run for 13 months until June 30, 2011. In exchange for these covenants, we agreed to provide Mr. Danahy with various severance and related benefits as previously disclosed.

Deductibility of Executive Compensation

In accordance with Section 162(m) of the Internal Revenue Code, the deductibility for federal corporate income tax purposes of compensation paid to certain of our executive officers in excess of $1 million in any year may be restricted. The Human Capital and Compensation Committee believes that it is in the best interests of our stockholders to provide tax-deductible compensation when consistent with meeting our key strategic and operational goals and objectives. Accordingly, where it is deemed necessary and in our best interests to attract and retain the best possible executive talent and to motivate such executives to achieve the goals inherent in our business strategy, the Human Capital and Compensation Committee may approve compensation to executive officers that may exceed the limits of deductibility imposed by Section 162(m). The 2010 and 2011 Management Incentive Plans were specifically designed, approved and implemented for favorable tax treatment under Section 162(m). The Human Capital and Compensation Committee retains the ability to exercise its judgment to make awards that it believes are in the best interests of shareholders, even if those awards do not result in favorable tax treatment.

Compensation Risk Assessment

Our management, with the assistance of the Human Capital and Compensation Committee’s compensation consultant, conducted a risk assessment of our compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on us. The risk assessment determined that our compensation programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on us. While risk-taking is a necessary part of profitable growth, the Human Capital and Compensation Committee has focused on aligning our compensation policies with our long-term interests of and avoiding short-term rewards for management decisions that could pose long-term risks to us, as follows:

•	Limits on MIP awards. MIP awards are capped at 150% of an executive’s target award to protect against disproportionately large short-term incentives, and the Human Capital and Compensation Committee has discretion in determining reductions in the size of MIP awards based on those factors it deems appropriate, including whether an executive has caused us to incur unnecessary or excessive risk. Further, senior executive officers have specific risk components embedded in their MBOs.

•	Use of Long-Term Incentive Compensation. Equity-based long-term incentive compensation that vests over a period of years, including awards with performance objectives, is a component of senior executive compensation. This vesting period encourages our executives to focus on sustaining our long-term performance.

•	Multi-Level Review and Oversight. We have multi-level review and oversight of our business operations and compensation processes, in order to mitigate the possibility of employees receiving rewards for engaging in short-term, unsustainable performance decisions.

Additionally, we hired a Chief Risk Officer in 2010, whose responsibilities include understanding the risks posed by our operations and processes, including our compensation programs. Our Chief Risk Officer’s input is expressly solicited when changes to our compensation programs are being considered. Further, the Human Capital and Compensation Committee consults with the Board’s Audit Committee and Finance and Risk Management Committee around compensation and risk.

In sum, our compensation programs are structured so that a considerable amount of wealth of our executives is tied to our long-term health, which encourages risk oversight. Our compensation programs avoid the type of disproportionately large short-term incentives that could encourage executives and other employees to take risks that may not be in our long-term interests, explicitly include risk management in the individual objectives of executives and other key employees to align them with incentive payouts, and provide incentives to manage for long-term performance. The Human Capital and Compensation Committee believes this combination of factors encourages our executives and other employees to manage our businesses in a prudent manner.

Compensation Committee Interlocks and Insider Participation

The Human Capital and Compensation Committee is currently comprised of Messrs. Loren and Brinkley and Ms. Reif. During 2010, Mr. Gregory J. Parseghian and Ms. Ann D. Logan, a former director, served on the Human Capital and Compensation Committee for part of the year. Throughout 2010, the Human Capital and Compensation Committee consisted entirely of “outside directors” within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, “non-employee directors” under SEC Rule 16b-3, and “independent” directors as affirmatively determined by the Board pursuant to the NYSE Listing Standards and our categorical Independence Standards. The current members of the Human Capital and Compensation Committee are the individuals named as signatories to the Compensation Committee Report set forth above under “Compensation Committee Report.” None of the individuals that served on the Human Capital and Compensation Committee during 2010 and none of the current members of the Human Capital and Compensation Committee are former officers or employees of the Company.

SUMMARY COMPENSATION TABLE

The information below sets forth the compensation awarded to, earned by or paid to our “named executive officers” as defined in Item 402 of Regulation S-K (collectively referred to as our “Named Executive Officers”). The form and amount of the compensation awarded to, earned by or paid to our Named Executive Officers for the year ended December 31, 2010, was determined by the Human Capital and Compensation Committee of our Board. The 2008 amounts included in the “Stock Awards,” “Option Awards” and “Total” columns in the table below have been restated from amounts reported in years prior to 2010 in accordance with SEC rule changes. Specifically, the 2008 amounts reported in the “Stock Awards” and “Option Awards” columns now reflect the aggregate grant date fair value of equity-based compensation awards made during 2008, as opposed to the amount of equity-based compensation expense recognized by us during 2008, and the amounts in the “Total” column for 2008 have been correspondingly adjusted. Accordingly, the 2008 amounts in the “Stock Awards,” “Option Awards” and “Total” columns are not comparable to 2008 amounts reported in years prior to 2010.

							Change
							in Pension
							Value and
						Non-	Non-
						Equity	qualified
						Incentive	Deferred
						Plan	Compen-	All Other
				Stock	Option	Compen-	sation	Compen-
Name and		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Principal Position(s)	Year	($) (1)	($)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)	($)

Jerome J. Selitto	2010	800,000	—	—	—	800,000	—	155,736	1,755,736
President and Chief	2009	138,462	—	251,650	2,185,000	—	—	20,328	2,595,440
Executive Officer	2008	—	—	—	—	—	—	—	—
Sandra E. Bell	2010	400,000	—	—	—	195,000	—	35,595	630,595
Former Executive Vice President	2009	400,000	—	206,850	226,343	486,800	—	1,137,957	2,457,950
and Chief Financial Officer	2008	87,671	87,671	—	206,000	—	—	32,288	413,630
George J. Kilroy	2010	450,000	—	—	—	320,625	88,927	39,189	898,741
Executive Vice President, Fleet	2009	450,000	—	206,850	226,343	684,113	44,836	36,653	1,648,795
	2008	450,000	—	739,237	—	513,000	45,397	36,130	1,783,764
Luke S. Hayden	2010	286,027	—	291,900	122,850	171,616	—	173,608	1,046,001
Executive Vice President,	2009	—	—	—	—	—	—	—	—
Mortgage	2008	—	—	—	—	—	—	—	—
Mark R. Danahy	2010	144,231	—	436,701	392,660	281,250	—	296,968	1,551,810
Former Executive Vice President,	2009	374,423	122,132	206,850	226,343	456,750	—	48,662	1,435,160
Mortgage	2008	325,000	—	505,958	—	—	—	48,723	879,681
William F. Brown	2010	330,000	—	—	—	157,781	25,464	61,131	574,376
Senior Vice President, General	2009	317,308	37,500	115,298	126,160	200,805	19,198	56,489	872,758
Counsel and Secretary	2008	300,000	—	654,894	—	85,500	12,650	61,706	1,114,750

(1)	For Messrs. Danahy and Hayden, amounts in this column for 2010 represent the salary paid to such persons during the period of their respective employment during 2010. Ms. Bell’s employment with us ceased on March 1, 2011. Mr. David J. Coles was appointed as Interim Executive Vice President and Chief Financial Officer effective March 1, 2011.

(2)	The amounts shown in this column reflect the aggregate grant date fair value of equity-based compensation awards to our Named Executive Officers, or modifications of outstanding awards previously made to our Named Executive Officers, in the form of common stock or RSUs. Amounts included in this column for 2010 for Mr. Danahy represent the incremental grant date fair value attributable to the modification during 2010 of RSU awards that were initially made prior to 2010. There were no initial grants of equity-based compensation made to our Named Executive Officers during 2010 other than initial sign-on grants made to Mr. Hayden. See “— Grants of Plan-Based Awards During 2010” for more information regarding equity-based compensation awards made during 2010, as well as modifications during 2010 of equity-based compensation awards made prior to 2010. See “— Outstanding Equity Awards at Fiscal Year-End 2010” for more information regarding outstanding awards of equity-based compensation as of December 31, 2010. See also Note 18, “Stock-Based Compensation” in the Notes to Consolidated Financial Statements included in the 2010 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity-based compensation awards.

(3)	The amounts shown in this column reflect the aggregate grant date fair value of equity-based compensation awards to our Named Executive Officers, or modifications of outstanding awards previously made to our Named Executive Officers, in the form of stock options. Amounts included in this column for 2010 for Mr. Danahy represent the incremental grant date fair value attributable to the modification during 2010 of stock option awards that were initially made prior to 2010. There were no initial grants of equity-based compensation made to our Named Executive Officers during 2010 other than initial sign-on grants made to Mr. Hayden. See “— Grants of Plan-Based Awards During 2010” for more information regarding equity-based compensation awards made during 2010, as well as modifications during 2010 of equity-based compensation awards made prior to 2010. See “— Outstanding Equity Awards at Fiscal Year-End 2010” for more information regarding outstanding awards of equity-based compensation as of December 31, 2010. See also Note 18, “Stock-Based Compensation” in the Notes to Consolidated Financial Statements included in the 2010 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity-based compensation awards.

(4)	For Messrs. Selitto, Hayden, Kilroy and Brown and Ms. Bell, amounts included in this column for 2010 represent awards earned under the PHH Corporation Management Incentive Plan. For Mr. Danahy, amounts included in this column for 2010 represent awards earned under the PHH Corporation Management Incentive Plan that are payable pursuant to Mr. Danahy’s severance agreement with us. See “— Compensation Discussion and Analysis — 2010 Executive Compensation Program Design — Variable Annual Cash Compensation Programs” above for more information.

(5)	The 2010 amounts in this column reflect the change in the actuarial present value of the accumulated benefit under the PHH Corporation Pension Plan for each participating Named Executive Officer. The PHH Corporation Pension Plan has been frozen and the final average compensation and years of service for each Named Executive Officer participating in the PHH Corporation Pension Plan is based on the years of service and compensation earned prior to October 31, 1999 (October 31, 2004 for Mr. Kilroy). See “— Pension Benefits” for additional information regarding the benefits accrued for each of these Named Executive Officers and Note 12, “Pension and Other Post Employment Benefits” in the Notes to Consolidated Financial Statements included in the 2010 Annual Report for more information regarding the calculation of our pension costs.

(6)	Amounts included in this column for 2010 are set forth in the following “All Other Compensation” table:

All Other Compensation

		401(k)			Travel,
		Matching	Financial	Company	Meals
	Insurance	Contrib-	Planning	Car and	and	Tax
Name	Premiums	ution	Services	Fuel	Lodging	Gross-Up	Other	Total
	(a)	(b)	(c)	(d)	(e)	(f)	(g)

Jerome J. Selitto	$20,776	$—	$—	$4,962	$29,812	$8,542	$91,644	$155,736
Sandra E. Bell	20,089	—	—	10,750	—	4,756	—	35,595
George J. Kilroy	11,157	3,462	—	15,867	—	8,703	—	39,189
Luke S. Hayden	7,455	—	8,854	630	7,904	5,035	143,730	173,608
Mark R. Danahy	13,347	5,769	—	47,083	—	—	230,769	296,968
William F. Brown	19,796	9,646	8,924	12,504	—	10,261	—	61,131

(a)	Reflects the employer paid portion of insurance premiums paid for the Named Executive Officers pursuant to our group benefit plans, which are available to all salaried employees of the Company and certain of its subsidiaries on a non-discriminatory basis and include medical, dental, life, accidental death and dismemberment, and short- and long-term disability insurance coverage.

(b)	Reflects matching contributions made under the PHH Corporation Employee Savings Plan. Following the completion of one year of service with the Company, matching contributions are available to all of our employees up to the amount of their voluntary contributions to the plan not to exceed the statutory limit.

(c)	Reflects the value of financial planning services utilized by certain of our Named Executive Officers. We also provided a tax gross-up for these amounts for Messrs. Hayden and Brown in the amount of $4,196 and $4,231, respectively. See Footnote (f) below.

(d)	Reflects the value of the personal benefit received by each Named Executive Officer for the use of a company car and, in the case of Mr. Selitto, fuel reimbursement, which values are based on our aggregate incremental costs for such benefits, with the exception of Mr. Danahy. Amounts for Mr. Danahy reflect the value of a car the title to which was transferred to Mr. Danahy pursuant to his severance agreement. We also provided a tax gross-up for these amounts for Messrs. Kilroy, Hayden, and Brown in the amount of $8,703, $245, and $6,030, respectively, and Ms. Bell in the amount of $4,756. See Footnote (f) below.

(e)	Reflects amounts paid to or on behalf of Messrs. Selitto and Hayden for expenses for transportation, parking, meals and lodging incurred in connection with their respective relocations.

(f)	Reflects the tax gross-up amounts paid during 2010 (i) in respect of the relocation related benefits described in Footnote (g) below for Mr. Selitto, (ii) in respect of car costs for Ms. Bell and Mr. Kilroy, (iii) in respect of financial planning, car costs and the relocation related benefits described in Footnote (g) below for Mr. Hayden, and (iv) in respect of financial planning and car costs for Mr. Brown.

(g)	Reflects (i) amounts paid to or on behalf of Mr. Selitto in connection with his relocation for moving and storage expenses of $82,820 attributable to the transport of Mr. Selitto’s household goods and home sale assistance of $8,823 attributable to the sale of Mr. Selitto’s former residence, (ii) amounts paid to or on behalf of Mr. Hayden in connection with his relocation for moving and storage expenses of $51,953 attributable to the transport of Mr. Hayden’s household goods, home sale assistance of $79,246 attributable to the sale of Mr. Hayden’s former residence, an $11,000 relocation allowance, and home purchase assistance of $1,530 attributable to the purchase of Mr. Hayden’s new residence, and (iii) severance payments and benefits payable pursuant to the terms of Mr. Danahy’s severance agreement.

During 2010, we entered into a Separation Agreement with Mr. Danahy (the “Danahy Separation Agreement”). Pursuant to the Danahy Separation Agreement, Mr. Danahy’s unvested equity awards were modified to generally permit Mr. Danahy to continue to vest in such awards through June 30, 2011. Absent such modifications, such awards would have been forfeited. Included in the “Stock Awards” column of the Summary Compensation Table for Mr. Danahy for 2010 is $436,701 representing the incremental grant date fair value attributable to the modification of Mr. Danahy’s unvested RSU awards. Included in the “Option Awards” column of the Summary Compensation Table for Mr. Danahy for 2010 is $392,660 representing the incremental grant date fair value attributable to the modification of Mr. Danahy’s unvested Stock Option awards. See “— Grants of Plan-Based Awards During 2010” below for further information concerning the modification of Mr. Danahy’s unvested equity-based awards.

During 2010, we provided certain relocation benefits and related tax gross-up payments to Messrs. Selitto and Hayden in connection with their relocations to the Greater Philadelphia region as a term of their employment. Such amounts are included in the “All Other Compensation” column of the Summary Compensation Table for 2010 for Messrs. Selitto and Hayden. See also Footnote 6 to the Summary Compensation Table above for additional details.

GRANTS OF PLAN-BASED AWARDS DURING 2010

The following table sets forth the grants of plan-based awards made during 2010 or deemed made during 2010 due to modifications during 2010 of awards made prior to 2010:

								All Other		All Other
								Stock		Option			Grant
								Awards:		Awards:		Exercise	Date Fair
								Number of		Number of		or Base	Value of
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of		Securities		Price of	Stock and
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards			Stock or		Underlying		Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Options		Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)		(#)		($/Sh)	($)

Jerome J. Selitto:	3/31/2010	600,000	1,200,000	1,800,000	—	—	—	—		—		—	—
Sandra E. Bell:	3/31/2010	200,000	400,000	600,000	—	—	—	—		—		—	—
George J. Kilroy:	3/31/2010	225,000	450,000	675,000	—	—	—	—		—		—	—
Luke S. Hayden:	5/14/2010	143,014	286,027	429,041	—	—	—	—		—		—	—
	5/24/2010	—	—	—	—	—	—	14,000	(2)	—		—	291,900
	5/24/2010	—	—	—	—	—	—	—		15,000	(3)	20.85	122,850
Mark R. Danahy:	3/31/2010	187,500	375,000	562,500	—	—	—	—		—		—	—
	8/4/2010	—	—	—	—	—	—	—		43,712	(4)	18.549	44,586
	8/4/2010	—	—	—	—	—	—	—		35,844	(4)	17.433	145,527
	8/4/2010	—	—	—	—	—	—	—		17,504	(4)	20.775	129,180
	8/4/2010	—	—	—	—	—	—	—		11,554	(4)	16.548	73,368
	8/4/2010	—	—	—	—	—	—	2,401	(5)	—		—	52,894
	8/4/2010	—	—	—	—	—	—	17,422	(5)	—		—	383,807
William F. Brown:	3/31/2010	123,750	247,500	371,250	—	—	—	—		—		—	—

(1)	Amounts represent awards under the PHH Corporation Management Incentive Plan.

(2)	Represents an award of time-vested RSUs under the 2005 Equity and Incentive Plan that that vest ratably over three years provided that Mr. Hayden remains continuously employed by us through May 24, 2013.

(3)	Represents an award of time-vested non-qualified stock options under the 2005 Equity and Incentive Plan that vest ratably over three years provided that Mr. Hayden remains continuously employed by us through May 24, 2013.

(4)	Represents modifications during 2010 of non-qualified stock options that were awarded to Mr. Danahy prior to 2010 under the 2005 Equity and Incentive Plan (the “2010 Modified Options”). The 2010 Modified Options were modified pursuant to the Danahy Separation Agreement. The number of stock options reflects the number of stock options that were modified and, as such, were deemed to be re-granted as of the date of the modification. The incremental grant date fair value of $392,660 that is attributable to the modification during 2010 of these 2010 Modified Options is included in the “Option Awards” column of the Summary Compensation Table for Mr. Danahy for 2010. See also Note 18, “Stock-Based Compensation” in the Notes to Consolidated Financial Statements included in the 2010 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity-based compensation awards.

(5)	Represents modifications during 2010 of RSUs that were awarded to Mr. Danahy prior to 2010 under the 2005 Equity and Incentive Plan (the “2010 Modified RSUs”). The 2010 Modified RSUs were modified pursuant to the Danahy Separation Agreement. The number of RSUs reflects the number of RSUs that were modified and, as such, were deemed to be re-granted as of the date of the modification. The incremental grant date fair value of $436,701 that is attributable to the modification during 2010 of these 2010 Modified RSUs is included in the “Stock Awards” column of the Summary Compensation Table for Mr. Danahy for 2010. See also Note 18, “Stock-Based Compensation” in the Notes to Consolidated Financial Statements included in the 2010 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity-based compensation awards.

On March 25, 2009, Mr. Danahy was awarded performance units representing 15,000 shares at the target level of achievement (the “2009 Performance Units”) and 34,662 non-qualified stock options (the “2009 Stock Options”). On August 4, 2010, Mr. Danahy’s 2009 Performance Units were forfeited and one-third of Mr. Danahy’s 2009 Stock Options were forfeited. The remaining unvested portion of Mr. Danahy’s 2009 Stock Options, as well as Mr. Danahy’s other outstanding unvested equity-based awards that were initially granted prior to 2010, were modified pursuant to the Danahy Separation Agreement to avoid the forfeiture by Mr. Danahy of such 2009 Stock Options and other unvested equity-based awards in connection with his separation of employment. The number of 2009 Stock Options indicated in the Grants of Plan-Based Awards During 2010 table above for Mr. Danahy reflects one-third of the number of 2009 Stock Options that were originally granted to Mr. Danahy on March 25, 2009, and that were subsequently modified on August 4, 2010, and, as such, were deemed to be re-granted as of August 4, 2010. The incremental grant date fair value of $73,368 that is attributable to the modification on August 4, 2010, of the modified 2009 Stock Options is included in the “Grant Date Fair Value of Stock and Option Awards” column of the Grant of Plan-Based Awards table above and is also included in the “Option Awards” column of the Summary Compensation Table above for Mr. Danahy for 2010. Similarly, the incremental grant date fair value of $319,293 that is attributable to the modification on August 4, 2010, of Mr. Danahy’s other outstanding unvested stock option awards that were initially granted prior to 2010 is included in the “Grant Date Fair Value of Stock and Option Awards” column of the Grant of Plan-Based Awards table above and is also included in the “Option Awards” column of the Summary Compensation Table above for Mr. Danahy for 2010. Lastly, the incremental grant date fair value of $436,701 that is attributable to the modification on August 4, 2010, of each of Mr. Danahy’s other outstanding unvested RSU awards that were initially granted prior to 2010 is included in the “Grant Date Fair Value of Stock and Option Awards” column of the Grant of Plan-Based Awards table above and is also included in the “Stock Awards” of the Summary Compensation Table above for Mr. Danahy for 2010. See also “— Summary Compensation Table” above and the narrative disclosure immediately following the Summary Compensation Table for additional information.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

The following table sets forth the outstanding equity awards for each of our Named Executive Officers as of December 31, 2010:

	Option Awards						Stock Awards
											Equity
										Equity	Incentive
										Incentive	Plan
										Plan	Awards:
										Awards:	Market
										Number of	or Payout
				Equity					Market	Unearned	Value of
				Incentive					Value of	Shares,	Unearned
				Plan Awards:			Number		Shares or	Units or	Shares,
	Number of	Number of		Number of			of Shares		Units of	Other	Units
	Securities	Securities		Securities			or Units		Stock	Rights	or Other
	Underlying	Underlying		Underlying			of Stock		That	That	Rights
	Unexercised	Unexercised		Unexercised	Option		That Have		Have	Have	That Have
	Options	Options		Unearned	Exercise	Option	Not		Not	Not	Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($) (1)	(#)	($) (1)

Jerome J. Selitto:	83,334	166,666	(2)	—	16.450	10/26/2019	—		—	—	—
Sandra E. Bell:	20,000	30,000	(3)	—	9.050	10/13/2018	—		—	—	—
	11,554	23,108	(4)	—	16.548	3/25/2019	—		—	—	—
	—	—		—	—	—	—		—	15,000 (5)	347,250
George J. Kilroy:	23,247	—		—	20.775	3/3/2015	—		—	—	—
	10,406	3,468	(6)	—	24.990	6/28/2015	—		—	—	—
	11,554	23,108	(4)	—	16.548	3/25/2019	—		—	—	—
	—	—		—	—	—	1,594	(7)	36,901	—	—
	—	—		—	—	—	12,343	(8)	285,740	—	—
	—	—		—	—	—	—		—	15,000 (5)	347,250
Luke S. Hayden:	—	15,000	(9)	—	20.85	5/24/2020	—		—	—	—
	—	—		—	—	—	14,000	(10)	324,100	—	—
Mark R. Danahy:	43,712	—		—	18.549	7/17/2011	—		—	—	—
	17,504	—		—	20.775	3/3/2015	—		—	—	—
	—	11,554	(11)	—	16.548	3/25/2019	—		—	—	—
	—	—		—	—	—	2,401	(7)	55,583	—	—
	—	—		—	—	—	17,422	(8)	403,319	—	—
William F. Brown:	24,916	—		—	17.433	1/22/2012	—		—	—	—
	16,410	—		—	20.775	3/3/2015	—		—	—	—
	6,440	12,880	(4)	—	16.548	3/25/2019	—		—	—	—
	—	—		—	—	—	2,251	(7)	52,111	—	—
	—	—		—	—	—	13,066	(8)	302,478	—	—
	—	—		—	—	—	—		—	8,361 (5)	193,557

(1)	Calculated using the closing price of our common stock on December 31, 2010 ($23.15 per share).

(2)	Represents stock options scheduled to vest ratably in two equal installments beginning October 26, 2011, subject to continued employment.

(3)	Represents stock options scheduled to vest ratably in three equal annual installments beginning October 13, 2011, subject to continued employment.

(4)	Represents stock options scheduled to vest ratably in two equal annual installments beginning March 25, 2011, subject to continued employment.

(5)	Represents the threshold number, equal to 50% of the target number, of unvested 2009 Performance Units granted under the 2005 Equity and Incentive Plan on March 25, 2009. Recipients of the 2009 Performance Units will earn shares of our common stock pursuant to the awards in accordance with the percentage by which we attain or exceed a minimum threshold amount of cumulative pre-tax income after non-controlling interest during the target measurement period of January 1, 2009 through December 31, 2011. The minimum threshold performance level required for a recipient of a 2009 Performance Unit to earn shares pursuant to such award is 50% of the target amount of cumulative pre-tax income after non-controlling interest during the target measurement period (in which case, such recipient will earn 50% of the target level of shares awarded). Recipients may not earn more than 120% of the target level of shares subject to the award. The Human Capital and Compensation Committee has the authority and discretion to exclude the impact of certain extraordinary or unusual accounting adjustments or income/expense items from the calculation of pre-tax income after non-controlling interest during the target measurement period that, in the discretion of the Human Capital and Compensation Committee, are reasonably considered to be outside of the control of management. Provided the requisite minimum threshold of pre-tax income after non-controlling interest is satisfied, the 2009 Performance Units will be settled, and shares earned pursuant thereto will be issued, on or after January 1, 2012, and on or before April 30, 2012. See also Note 18, “Stock-Based Compensation” in the Notes to Consolidated Financial Statements included in the 2010 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity-based compensation awards.

(6)	Represents unvested stock options scheduled to vest on June 28, 2011, subject to continued employment.

(7)	Represents unvested awards of RSUs granted on June 28, 2005 (the “2005 RSU Awards”) under the 2005 Equity and Incentive Plan scheduled to vest on June 28, 2011, subject to each person’s continued employment, with the exception of Mr. Danahy, who will continue to vest in these 2005 RSU Awards in accordance with their terms notwithstanding that Mr. Danahy is no longer employed by us.

(8)	Represents unvested awards of RSUs granted on January 10, 2008 (the “2008 RSU Awards”) pursuant to the 2005 Equity and Incentive Plan. At the date of grant, the 2008 RSU Awards were scheduled to vest ratably, subject to continued employment, in two equal annual installments beginning January 10, 2012, with the potential acceleration of vesting of up to 1/3 of the total award on each of February 28, 2009, February 28, 2010, and February 28, 2011, upon the achievement of performance targets for the applicable fiscal year immediately preceding each such date. For Mr. Brown, the performance targets for his 2008 RSU Awards are based 50% on the performance achieved by PHH Arval and 50% on the performance achieved by PHH Mortgage. Accordingly, if both PHH Arval and PHH Mortgage meet their respective performance targets in respect of any accelerated vesting date, vesting of 1/3 of the total 2008 RSU Awards will be accelerated for Mr. Brown. If only PHH Arval or PHH Mortgage, but not both, meet their respective performance target in respect of any accelerated vesting date, vesting of only 1/6 of the total 2008 RSU Awards will be accelerated for Mr. Brown. For Messrs. Kilroy and Danahy, the performance targets for their 2008 RSU Awards are based 100% on the performance achieved by PHH Arval and PHH Mortgage, respectively. The performance target for 2008 was achieved for PHH Arval, but was not achieved for PHH Mortgage. As a result, vesting of 1/6 of the total 2008 RSU Awards for Mr. Brown and 1/3 of the total 2008 RSU Awards for Mr. Kilroy was accelerated on March 11, 2009, upon the approval of the Compensation Committee. The performance target for 2009 was achieved for PHH Arval and PHH Mortgage. As a result, vesting of 1/3 of the total 2008 RSU Awards for Messrs. Brown, Kilroy and Danahy was accelerated on February 28, 2010, upon the approval of the Compensation Committee. The performance target for 2010 was achieved for PHH Arval, but was not achieved for PHH Mortgage. As a result, vesting of 1/6 of the total 2008 RSU Awards for Mr. Brown and 1/3 of the total 2008 RSU Awards for Mr. Kilroy was accelerated on February 23, 2011, upon the approval of the Human Capital and Compensation Committee. The remaining portion of Mr. Danahy’s unvested 2008 RSU Awards were forfeited on February 28, 2011.

(9)	Represents stock options that vest ratably in three equal annual installments beginning May 24, 2011, subject to Mr. Hayden’s continued employment.

(10)	Represents RSUs that vest ratably in three equal annual installments beginning May 24, 2011, subject to Mr. Hayden’s continued employment.

(11)	Represents stock options that vested on March 25, 2011, in accordance with Mr. Danahy’s Separation Agreement. On August 4, 2010, Mr. Danahy forfeited 11,554 stock options and an additional 11,554 stock options were modified to permit Mr. Danahy to continue to vest in such modified stock options.

See also “— Summary Compensation Table” and “— Grants of Plan-Based Awards During 2010” above and the narrative disclosure immediately following the Summary Compensation Table and Grants of Plan-Based Awards During 2010 table for additional information.

OPTION EXERCISES AND STOCK VESTED DURING 2010

The following table sets forth information for our Named Executive Officers regarding the number and value of shares of our common stock that vested and stock options that were exercised during 2010:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

Jerome J. Selitto	—	—	17,500	391,650
Sandra E. Bell	—	—	—	—
George J. Kilroy	—	—	13,934	259,784
Luke S. Hayden	—	—	—	—
Mark R. Danahy	47,398	235,500	11,111	210,683
William F. Brown	—	—	10,961	205,522

PENSION BENEFITS

The following table sets forth information relating to the PHH Corporation Pension Plan and PHH Corporation Retiree Medical Plan, which are defined benefit plans adopted as of our spin-off in 2005. Both the PHH Corporation Pension Plan and the PHH Corporation Retiree Medical Plan have been frozen for all participants, including our Named Executive Officers that are participants in such plans, and no further benefits are accruing under such plans for any of our Named Executive Officers. The PHH Corporation Pension Plan and the PHH Corporation Retiree Medical Plan assumed all liabilities and obligations owed to participants that were actively employed by us at the time of the spin-off under the respective predecessor plans of Cendant Corporation, including Messrs. Kilroy and Brown as participants in the PHH Corporation Pension Plan. Certain of our current and former employees, including Messrs. Selitto, Hayden and Danahy and Ms. Bell, were not participants in the predecessor plans of Cendant Corporation and are not participants in the PHH Corporation Pension Plan or PHH Corporation Retiree Medical Plan.

		Number of	Present	Payments
		Years of	Value of	During
		Credited	Accumulated	Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#) (1)	($) (2)	($)

Jerome J. Selitto	N/A	—	—	—
Sandra E. Bell	N/A	—	—	—
George J. Kilroy	PHH Corporation Pension Plan	28.1	952,562	—
Luke S. Hayden	N/A	—	—	—
Mark R. Danahy	N/A	—	—	—
William F. Brown	PHH Corporation Pension Plan	14.9	158,697	—

(1)	The number of years of credited service shown in this column is calculated based on the actual years of service with us for each Named Executive Officer through October 31, 1999, or, in the case of Mr. Kilroy, October 31, 2004.

(2)	The valuations included in this column have been calculated as of December 31, 2010 assuming the Named Executive Officer will retire at the normal retirement age of 65 and using the interest rate and other assumptions as described in Note 12, “Pension and Other Post Employment Benefits” in the Notes to Consolidated Financial Statements included in the 2010 Annual Report.

No pension benefits were paid to the Named Executive Officers in 2010. Messrs. Kilroy and Brown are eligible to receive a benefit under the PHH Corporation Pension Plan based on 2% of their final average cash compensation as of the date the plan was frozen with respect to such persons multiplied by their number of years of benefit service (up to a maximum of 30 years) measured as of the date the plan was frozen with respect to such persons minus 50% of their annualized primary Social Security benefit. For purposes of determining the participating Named Executive Officers’ benefits under the PHH Corporation Pension Plan, their final average compensation and years of benefit service was based on compensation and service earned prior to October 31, 1999 (October 31, 2004 for Mr. Kilroy). The participating Named Executive Officers’ benefits under the PHH Corporation Pension Plan were frozen as of October 31, 1999 (October 31, 2004 for Mr. Kilroy).

NON-QUALIFIED DEFERRED COMPENSATION

We no longer maintain a non-qualified deferred compensation plan. The PHH Corporation Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) was established in 1994 for specified executive officers at that time and was frozen to further participation in 1997. On December 16, 2010, the Board, upon the recommendation of the Human Capital and Compensation Committee, terminated the Deferred Compensation Plan. None of the Named Executive Officers were participants in the Deferred Compensation Plan and none of the Named Executive Officers received earnings or distributions under the Deferred Compensation Plan.

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings in	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal	Last Fiscal	Withdrawals/	Last Fiscal
	Year	Year	Year	Distributions	Year End
Name	($)	($)	($)	($)	($)

Jerome J. Selitto	—	—	—	—	—
Sandra E. Bell	—	—	—	—	—
George J. Kilroy	—	—	—	—	—
Luke S. Hayden	—	—	—	—	—
Mark R. Danahy	—	—	—	—	—
William F. Brown	—	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

The following table sets forth the estimated payments and benefits payable to each Named Executive Officer pursuant to the terms of any contract, agreement, plan or arrangement that existed as of December 31, 2010, and that provided for payments and benefits following, or in connection with, a termination of the Named Executive Officer’s employment, including by voluntary termination with or without good reason, involuntary termination not for cause, involuntary termination for cause, retirement, death, disability, or a change in control with or without a termination of the Named Executive Officer’s employment. For purposes of calculating the amounts in the table below, we have assumed that the termination or change in control event took place on December 31, 2010, as required by SEC rules under the Exchange Act. For purposes of calculating the value on December 31, 2010, of any equity-based awards in accordance with the SEC rules under the Exchange Act, we used the closing price of our common stock on December 31, 2010, or $23.15 per share. See the discussion that follows the table for additional information regarding these estimated payments and benefits.

		Involuntary
		Termination
		Not for
	Voluntary	Cause or
	Termination	Voluntary		Change in	Change in
	without	Termination	Involuntary	Control	Control
Name and Description	Good	for Good	Termination	without	with
of Potential Payments	Reason	Reason	for Cause	Termination	Termination	Death	Disability	Retirement

Jerome J. Selitto
Severance	$—	$1,600,000	$—	$—	$1,600,000	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	1,116,662	1,116,662	1,116,662	1,116,662	—
Accelerated Payout of 2010 MIPs	—	1,200,000	—	1,200,000	1,200,000	1,200,000	1,200,000	—
Health Insurance Premiums	—	23,620	—	—	23,620	—	—	—

Total	$—	$2,823,620	$—	$2,316,662	$2,823,620	$2,316,662	$2,316,662	$—

Sandra E. Bell
Severance	$—	$407,500	$—	$—	$407,500	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	754,500	754,500	754,500	754,500	—
Accelerated Payout of 2010 MIPs	—	—	—	400,000	400,000	400,000	400,000	—

Total	$—	$407,500	$—	$1,154,500	$1,562,000	$1,154,500	$1,154,500	$—

George J. Kilroy
Severance	$—	$457,500	$—	$—	$457,500	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	1,169,701	1,169,701	1,169,701	1,169,701	—
Accelerated Payout of 2010 MIPs	—	—	—	450,000	450,000	450,000	450,000	—
Retirement Plans	—	—	—	—	—	—	—	952,562

Total	$—	$457,500	$—	$1,619,701	$2,077,201	$1,619,701	$1,619,701	$952,562

Luke S. Hayden
Severance	$—	$457,500	$—	$—	$457,500	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	358,600	358,600	358,600	358,600	—
Accelerated Payout of 2010 MIPs	—	—	—	286,027	286,027	286,027	286,027	—

Total	$—	$457,500	$—	$644,627	$1,102,127	$644,627	$644,627	$—

Mark R. Danahy
Severance	$—	$892,789	$—	$—	$—	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	535,182	535,182	535,182	535,182	—
Accelerated Payout of 2010 MIPs	—	—	—	—	—	—	—	—
Health Insurance Premiums	—	—	—	—	—	—	—	—

Total	$—	$892,789	$—	$535,182	$535,182	$535,182	$535,182	$—

William F. Brown
Severance	$—	$337,500	$—	$—	$337,500	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	826,737	826,737	826,737	826,737	—
Accelerated Payout of 2010 MIPs	—	—	—	247,500	247,500	247,500	247,500	—
Retirement Plans	—	—	—	—	—	—	—	158,697

Total	$—	$337,500	$—	$1,074,237	$1,411,737	$1,074,237	$1,074,237	$158,697

The amounts shown in the table above include estimates of what would be paid to the Named Executive Officers upon the occurrence of the specified event. The actual amounts to be paid to the Named Executive Officers can only be determined at the time of such event. We have included payments related to the PHH Corporation Pension Plan in the table since this is a frozen plan and is not available to all of our current employees. We have not included payments related to the PHH Corporation Pension Plan in the specified events other than the “Retirement” column, as these payments are not triggered by termination, death or disability of the Named Executive Officer or a change in control. These amounts would be payable to the Named Executive Officer at some time after the specified event once the minimum retirement age and other PHH Corporation Pension Plan requirements were met. In addition, the table does not include payments of life or disability insurance payable upon the death or disability of the Named Executive Officers as these benefits are available to all employees on the same basis.

Potential Payments and Benefits

Severance.  We provide post-termination payments of salary or severance to our Named Executive Officers under a policy applicable to our executive officers in the event of a reduction in our workforce or the elimination or discontinuation of their position, except to the extent that our Named Executive Officers have waived their respective rights to such benefits pursuant to separate individual severance agreements with such Named Executive Officers. Pursuant to our policy and subject to the foregoing, the minimum severance is 26 weeks of base salary and the maximum severance is 52 weeks of base salary for the Named Executive Officers payable in a lump-sum amount. In addition, our severance policy applicable to our executive officers includes $7,500 in outplacement services. These outplacement services may be declined by the Named Executive Officer in lieu of an equivalent cash payment.

On October 26, 2009, we entered into an employment agreement with Mr. Selitto that provides severance benefits in the form of salary continuance and health insurance benefits for a period of twelve months in the event of a termination without cause or for good reason occurring on or before October 26, 2010, or twenty-four months in the event of a termination without cause or for good reason occurring after October 26, 2010. Mr. Selitto is also subject to non-competition, non-solicitation, confidentiality, non-disparagement and certain other restrictive covenants. The payment of severance benefits under our severance policy and Mr. Selitto’s employment agreement is conditioned upon, among other things, the execution of a general release of claims such executive officer may have against us. See “— Compensation Discussion and Analysis — Change in Control and Other Severance Arrangements” above for further information.

Accelerated Vesting of Stock Awards.  All of the stock awards made to our Named Executive Officers have been granted under the 2005 Equity and Incentive Plan and are subject to the vesting and other terms set forth in award agreements and the 2005 Equity and Incentive Plan. Pursuant to the terms of the 2005 Equity and Incentive Plan, in the event of a Change in Control (defined below), any Stock Option award carrying a right to exercise that was not previously vested and exercisable becomes fully vested and exercisable, and any restrictions, deferral limitations, payment conditions and forfeiture conditions for RSU and other equity-based awards lapse and such equity-based awards are deemed fully vested. In addition, any performance conditions imposed with respect to such equity-based awards are deemed to be fully achieved. Pursuant to the terms of the 2005 Equity and Incentive Plan, a Change in Control is deemed to have occurred if:

•	any person, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) us, (ii) any trustee or other fiduciary holding securities under one of our employee benefit plans and (iii) any corporation owned, directly or indirectly, by our stockholders in substantially the same proportions as their ownership of our common stock), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our common stock representing 30% or more of the combined voting power of our then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise our Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such transaction or, if we or the entity surviving the transaction is then a subsidiary, the ultimate parent thereof);

•	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors) whose appointment or election by the Board or nomination for election by our stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors or whose appointment, election or nomination for election was previously so approved or recommended;

•	there is consummated a merger or consolidation of us or any of our direct or indirect subsidiaries with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise our Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if we or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

•	our stockholders approve a plan of complete liquidation or there is consummated an agreement for the sale or disposition by us of all or substantially all of our assets (or any transaction having a similar effect), other than a sale or disposition by us of all or substantially all of our assets to an entity, immediately following which the individuals who comprise our Board immediately prior thereto constitute at least a majority of the Board of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

The amounts in the table are calculated using the closing price of our common stock on December 31, 2010, and the number of Stock Options and RSUs used to calculate the amounts in the table are those unexercisable Stock Options and unvested RSUs that would become exercisable and vested as a result of the Change in Control event pursuant to the SEC rules under the Exchange Act.

Accelerated Payout of 2010 MIPs.  As discussed above with regard to equity-based awards, in the event of a Change in Control, the performance conditions imposed with respect to awards under the PHH Corporation Management Incentive Plan are deemed to be fully achieved and the target payout amount under each Named Executive Officer’s respective MIP award will be deemed to be earned and payable to the each such Named Executive Officer. In the event of the death of a Named Executive Officer, the performance conditions under the MIP are deemed to be fully achieved and the target payout amount, prorated according to the extent of time that the Named Executive Officer participated in the MIP during the performance period, is deemed earned and payable to such Named Executive Officer’s estate. See “— Compensation Discussion and Analysis — 2010 Executive Compensation Program Design — Variable Annual Cash Compensation Programs” and the “— Grants of Plan-Based Awards During 2010” table above for information regarding the MIP.

Retirement Plans.  Messrs. Kilroy and Brown are participants in the PHH Corporation Pension Plan. This plan was available to all employees prior to 1999 on a non-discriminatory basis. Participants in the PHH Corporation Pension Plan are entitled to payments in the form of an annuity upon attaining retirement age. The amounts reflected in the table above are based on the estimated present value on December 31, 2010, of the payout for each participating Named Executive Officer assuming they had attained the normal retirement age of 65. Only Mr. Kilroy had attained the minimum retirement age under the PHH Corporation Pension Plan as of December 31, 2010. See the “— Pension Benefits” table above for more information.

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information as of December 31, 2010:

	(a)	(b)	(c)
Number of Securities
Remaining Available
for Future Issuance
	Number of Securities	Weighted-Average	Under Equity
	to be Issued Upon	Exercise Price of	Compensation Plans
	Exercise of	Outstanding	(Excluding
	Outstanding Options,	Options, Warrants	Securities Reflected
	Warrants and Rights	and Rights	in Column (a))

Plan Category
Equity compensation plans approved by security holders (1)	2,946,437	$18.23	4,639,544
Equity compensation plans not approved by security holders	—	—	—

Total	2,946,437 (2)	$18.23 (3)	4,639,544

(1)	Equity compensation plans approved by security holders include the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan that was approved by our stockholders on June 10, 2009. See also Note 18, “Stock-Based Compensation” in the Notes to the Consolidated Financial Statements included in the 2010 Annual Report for more information.

(2)	Includes 1,281,819 RSUs and 1,646,209 stock options.

(3)	Because there is no exercise price associated with RSUs, RSUs described in Footnote 2 above are not included in the weighted-average exercise price calculation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our outstanding common stock by those persons who are known to us to be beneficial owners of 5% or more of our common stock, by each of our current directors and director nominees, by each of the Named Executive Officers that were employed by us as of March 23, 2011, and by our current directors, director nominees and Executive Officers employed by us as of March 23, 2011, as a group. As of December 31, 2010, there were 55,699,218 shares of our common stock issued and outstanding. See also “Director Compensation” above for additional information concerning the holdings of vested RSUs by each of our non-employee directors.

	Number of
	Shares Beneficially
Name and Address	Owned (1)	Percent of Class

Principal Stockholders:
Pennant Capital Management, LLC (2)	5,510,629	9.9%
26 Main Street, Suite 203 Chatham, NJ 07928
Wellington Management Company, LLP (3)	4,753,602	8.5%
75 State Street Boston, MA 02109
BlackRock, Inc. (4)	4,524,783	8.1%
40 East 52nd St. New York, NY 10022
Dimensional Fund Advisors LP (5)	4,187,355	7.5%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746
Hotchkis and Wiley Capital Management, LLC (6)	3,602,600	6.5%
725 South Figueroa Street, 39th Floor Los Angeles, CA 90017
Scopia Management Inc. (7)	3,589,181	6.4%
152 West 57th Street, 33rd Floor New York, NY 10019
Third Point LLC (8)	3,300,000	5.9%
390 Park Avenue New York, NY 10022
Directors and Current Named Executive Officers:
Jerome J. Selitto (9)	112,299	*
David J. Coles (10)	—	—
George J. Kilroy (11)	93,471	*
Luke S. Hayden (12)	—	—
William F. Brown (13)	51,199	*
James W. Brinkley (14), (20)	250	*
James O. Egan (15),(20)	7,000	*
Allan Z. Loren (16),(20)	5,000	*
Gregory J. Parseghian (17),(20)	5,000	*
Deborah M. Reif (18),(20)	—	—
Carroll R. Wetzel, Jr. (19),(20)	4,000	*
All Directors and Executive Officers as a Group (17 persons)	333,336	*

*	Represents less than one percent.

(1)	Based upon information furnished to us by the respective stockholders or contained in filings made with the SEC. For purposes of this table, if a person has or shares voting or investment power with respect to any of our common stock, then such common stock is considered beneficially owned by that person under the SEC rules. Shares of our common stock beneficially owned by our executive officers and non-

employee directors include direct and indirect ownership of shares issued and outstanding, and shares as to which any such person has a right to acquire within 60 days of March 23, 2011. Unless otherwise indicated in the table, the address of all listed stockholders is c/o PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

(2)	Based solely on a Form 13F filed with the SEC on February 15, 2011, Pennant Capital Management, LLC and certain of its affiliates (“Pennant”) reported aggregate beneficial ownership of 5,510,629 shares of our common stock representing approximately 9.9% of our common stock outstanding as of December 31, 2010.

(3)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2011, Wellington Management Company, LLP (“Wellington”) reported aggregate beneficial ownership of 4,753,602 shares of our common stock representing approximately 8.5% of our common stock outstanding as of December 31, 2010. Wellington reported that it possessed shared voting power over 4,344,455 shares and shared dispositive power over 4,753,602 shares. Wellington also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(4)	Based solely on a Schedule 13G/A filed with the SEC on February 8, 2011, BlackRock, Inc. and certain of its affiliates (“BlackRock”) reported aggregate beneficial ownership of 4,524,783 shares of our common stock representing approximately 8.1% of our common stock outstanding as of December 31, 2010. BlackRock reported that it possessed sole voting power over 6,615,877 shares and sole dispositive power over 6,615,877 shares. BlackRock also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(5)	Based solely on a Schedule 13G/A filed with the SEC on February 11, 2011, Dimensional Fund Advisors LP and certain of its affiliates (“DFA”) reported aggregate beneficial ownership of 4,187,355 shares of our common stock representing approximately 7.5% of our common stock outstanding as of December 31, 2010. DFA reported that it possessed sole voting power over 4,098,023 shares and sole dispositive power over 4,187,355 shares. DFA also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(6)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2011, Hotchkis and Wiley Capital Management, LLC (“Hotchkis”) reported aggregate beneficial ownership of 3,602,600 shares of our common stock representing approximately 6.5% of our common stock outstanding as of December 31, 2010. Hotchkis reported that it possessed sole voting power over 2,101,200 shares and sole dispositive power over 3,602,600 shares. Hotchkis also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(7)	Based solely on a Schedule 13G/A filed with the SEC on February 10, 2011, Scopia Management Inc. and certain of its affiliates (“Scopia”) reported aggregate beneficial ownership of 3,589,181 shares of our common stock representing approximately 6.4% of our common stock outstanding as of December 31, 2010. Scopia reported that it possessed shared voting power over 3,589,181 shares and shared dispositive power over 3,589,181 shares. Scopia also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(8)	Based solely on a Schedule 13G/A filed with the SEC on February 11, 2011, Third Point LLC and certain of its affiliates (“Third Point”) reported aggregate beneficial ownership of 3,300,000 shares of our common stock representing approximately 5.9% of our common stock outstanding as of December 31, 2010. Third Point reported that it possessed shared voting power over 3,300,000 shares and shared dispositive power over 3,300,000 shares. Third Point also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(9)	Represents 28,965 shares of our common stock held directly, 0 shares of our common stock held indirectly and 83,334 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of March 23, 2011.

(10)	Mr. Coles commenced employment March 1, 2011.

(11)	Represents 36,075 shares of our common stock held directly, 635 shares of our common stock held indirectly and 56,761 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of March 23, 2011.

(12)	Excludes 14,000 shares of our common stock underlying unvested RSUs and 15,000 shares of our common stock underlying unvested stock options that do not vest within sixty days of March 23, 2011.

(13)	Represents 21,909 shares of our common stock held directly, 0 shares of our common stock held indirectly and 29,290 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of March 23, 2011.

(14)	Represents 250 shares of our common stock held indirectly by Brinkley Investments, LLC. Excludes 24,182 shares of our common stock underlying fully vested RSUs held as of March 23, 2011. See Footnote 19 below for further information.

(15)	Represents 7,000 shares of our common stock held directly. Excludes 14,274 shares of our common stock underlying fully vested RSUs held as of March 23, 2011. See Footnote 19 below for further information.

(16)	Represents 5,000 shares of our common stock held directly. Excludes 10,128 shares of our common stock underlying fully vested RSUs held as of March 23, 2011. See Footnote 19 below for further information.

(17)	Represents 5,000 shares of our common stock held indirectly. Excludes 10,518 shares of our common stock underlying fully vested RSUs held as of March 23, 2011. See Footnote 19 below for further information.

(18)	Excludes 7,025 shares of our common stock underlying fully vested RSUs held as of March 23, 2011. See Footnote 19 below for further information.

(19)	Represents 4,000 shares of our common stock held directly. Excludes 7,154 shares of our common stock underlying fully vested RSUs held as of March 23, 2011. See Footnote 19 below for further information.

(20)	Each non-employee director has been granted Director RSUs that are immediately vested upon grant and that are settled in shares of our common stock one year after the director is no longer a member of the Board. Each Director RSU represents the right to receive one share of our common stock upon settlement of such Director RSU. Director RSUs may not be sold or otherwise transferred for value, and directors have no right to acquire the shares underlying Director RSUs, prior to the date that is one year after termination of service on the Board. As a result, the shares underlying Director RSUs have been omitted from the above table. As of March 23, 2011, Messrs. Brinkley, Egan, Loren, Parseghian and Wetzel and Ms. Reif held 24,182, 14,274, 10,128, 10,518, 7,154 and 7,025 Director RSUs, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and any persons that beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. To our knowledge, based solely upon our review of Forms 3 and 4 that have been filed with the SEC and written representations from our executive officers and directors that no Form 5s were required, we believe that all of our executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2010, except for the known failure to timely file a Form 4 by Mr. Prime, which Form 4 was inadvertently filed one day late.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

We provide stockholders with the opportunity, under certain circumstances and consistent with our amended and restated by-laws and the rules of the SEC, to participate in the governance of the Company by submitting proposals and director nominations for consideration at our annual meeting of stockholders. Proposals from stockholders are given careful consideration by us in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”). For a proposal to be included in our proxy statement and proxy card for our 2012 Annual Meeting of Stockholders, such proposal must comply with Rule 14a-8 and must be received by us in writing no later than December 31, 2011. Additionally, if our 2011 Annual Meeting of Stockholders is held on June 8, 2011, as expected, any stockholder proposal or director nomination for our 2012 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered “untimely” if it is received by us earlier than February 8, 2012 or after March 9, 2012. An untimely proposal may not be brought before or considered at our 2012 Annual Meeting of Stockholders. Any stockholder proposal or director nomination submitted must also be made in compliance with our amended and restated by-laws. For more information regarding our by-law procedures for director nominations, please refer to “Corporate Governance — Nomination Process and Qualifications for Director Nominees.”

Proxies solicited by the Board for our 2012 Annual Meeting of Stockholders may confer discretionary authority to vote on any untimely stockholder proposals or director nominations without express direction from stockholders giving such proxies. All stockholder proposals and director nominations must be addressed to the attention of our Secretary at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. The chairman of our annual meeting of stockholders may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

HOUSEHOLDING INFORMATION

Stockholders that share the same address may not receive separate copies of proxy materials, unless we have received contrary instructions from such stockholders. This practice is known as “householding” and is intended to reduce the printing and postage costs associated with mailing duplicative sets of proxy materials to stockholders sharing the same address. If you are receiving multiple sets of our proxy materials and wish to receive only one set in the future, or if you are currently only receiving one set of our proxy materials and wish to receive separate sets of proxy materials for you and the other stockholders sharing your address, please notify us or your bank, broker or other nominee by indicating your preference on the enclosed proxy card or vote instruction form. We will deliver an additional copy of our proxy materials to you, without charge, upon written request sent to Investor Relations at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. Our proxy materials are also available on our website at http://www.phh.com.

OTHER BUSINESS

As of April 29, 2011, our Board is not aware of any other business to come before the meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.

By Order of the Board of Directors

William F. Brown
Senior Vice President, General Counsel and Secretary

APPENDIX A — AUDIT COMMITTEE CHARTER

PHH CORPORATION

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
(Approved January 12, 2011)

PURPOSE

The Board of Directors (the “Board”) of PHH Corporation (the “Company”) has constituted and established an Audit Committee (the “Committee”) with the authority, responsibility, and specific duties as described in this charter (the “Charter”). In fulfilling its duties under this Charter, the Committee shall foster an environment of open and candid communications among representatives of the Company’s independent registered public accounting firm, the Company’s financial and senior management, the Company’s internal audit function, and the Board.

The purpose of the Committee shall be (a) to assist the Board’s oversight of (i) the integrity of the Company’s consolidated financial statements, (ii) the Company’s process for monitoring compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent registered public accounting firm, and (iv) the performance of the Company’s internal audit function, and (b) to prepare a report for inclusion in the Company’s annual proxy statement, in accordance with applicable law, regulation and stock exchange listing standards; in each case, as more fully described in this Charter.

Committee Authority and Responsibility

The Committee’s role is one of oversight. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to prepare, or opine on the accuracy or completeness of, the Company’s consolidated financial statements. The Company’s management is responsible for preparing the Company’s consolidated financial statements and for ensuring that such financial statements fairly present the Company’s consolidated financial position and results of operations and cash flows in accordance with U.S. generally accepted accounting principles and applicable law. In fulfilling its purpose and performing its oversight responsibilities, the Committee shall:

Financial Reporting and Accounting Policies

•	Review the annual audited and quarterly unaudited consolidated financial statements with the Company’s management and the independent registered public accounting firm, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission.

•	Review and discuss any proposed disclosure by the Company of “pro-forma” or “adjusted” non-GAAP measures, earnings guidance, and any material non-public financial information, including the Company’s earnings press releases and investor presentations and financial information to be provided to analysts and rating agencies.

•	Review any significant estimates, reporting issues and judgments made in connection with the Company’s consolidated financial statements and discuss with the Company’s management and representatives of the independent registered public accounting firm any significant, complex or unusual transactions and any off-balance sheet transactions or entities.

•	Review the Company’s significant accounting principles and financial statement presentation and any changes thereto, the adequacy of the Company’s internal controls over financial reporting, and any remedial measures adopted in light of any identified material weaknesses or significant deficiencies in internal control over financial reporting.

•	Review the financial statement impact of acceptable alternative accounting principles that are communicated by the independent registered public accounting firm, the chief audit executive or other representatives of the Company’s management.

•	Review with the Company’s management pending or proposed regulatory and accounting initiatives that could have a material impact on the Company’s consolidated financial statements.

•	Review and discuss the quarterly evaluation by the Company’s management of the adequacy of the Company’s disclosure controls and procedures and internal control over financial reporting, including any significant changes to such controls.

•	Review the Company’s audited consolidated financial statements and make a recommendation to the Board as to the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K to be filed with the U.S. Securities and Exchange Commission.

Legal Compliance & Risk Management

•	Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

•	Review and approve all transactions with related persons, including executive officers and directors, as described in Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.

•	Establish clear policies, compliant with applicable law, concerning the hiring by the Company of employees or former employees of the Company’s independent registered public accounting firm.

•	Review with the Company’s management the Company’s processes and procedures for monitoring compliance with applicable laws, regulations and stock exchange listing standards, including compliance with applicable tax laws, as well as the effectiveness of such processes and procedures and the results, if any, of any investigation by management of any alleged non-compliance and any remedial or disciplinary actions taken as a result of any such investigation.

•	Review with the Company’s management all legal and compliance matters that could have a material impact on the Company’s financial position, results of operations or cash flows, including actual or proposed legislative or regulatory changes, pending or threatened litigation, and regulatory inquiries, examinations and enforcement proceedings.

•	In conjunction with the Finance and Risk Management Committee of the Board, discuss the Company’s guidelines and policies governing the process by which the Company undertakes risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Prepare an audit committee report to be included in the Company’s annual proxy statement to the extent required by applicable law.

Independent Registered Public Accounting Firm

•	Appoint (subject to ratification by the Company’s stockholders), compensate and oversee the work performed by the independent registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

•	The Company’s independent registered public accounting firm shall report directly to the Committee and the Committee shall oversee the resolution of disagreements between management and the independent registered public accounting firm in the event that they arise.

•	Review and, in the Committee’s sole discretion, approve in advance the services and terms of all audit and, subject to applicable law and regulation, all permissible non-audit services and relationships between the Company and the independent registered public accounting firm. Approval of audit and permissible non-audit services may also be made by one or more members of the Committee, as shall be designated by the Committee from time to time, and the person(s) granting such approval shall report such approval to the Committee at the next scheduled meeting.

•	At least annually, obtain and review a report by the independent registered public accounting firm describing the independent registered public accounting firm’s quality control procedures, all relationships between the independent registered public accounting firm and the Company consistent with applicable auditing standards, any material issues raised by the most recent peer review of the independent registered public accounting firm or by any inquiry or investigation by governmental or professional authorities, within the five preceding years, respecting one or more independent audits carried out by the independent registered public accounting firm, and any steps taken by the independent registered public accounting firm to deal with any such issues.

•	Discuss the foregoing report by the independent registered public accounting firm, including the matters required to be discussed by applicable auditing standards, and, to the extent such report discloses any material issues, relationships or services that may impact the performance, objectivity or independence of the independent registered public accounting firm, take such actions as the Committee shall deem appropriate.

•	Evaluate with the assistance of the Company’s management, the qualifications, performance and independence of the independent registered public accounting firm, including the lead partner of the independent registered public accounting firm and, if so determined by the Committee, terminate the engagement of the independent registered public accounting firm.

The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent registered public accounting firm, to the Board.

Audit Process of the Independent Registered Public Accounting Firm

•	Meet with representatives of the independent registered public accounting firm prior to their commencing the audit to review the scope of the audit and the planning and staffing of the audit, and approve any significant modifications to the audit plan.

•	Discuss with the independent registered public accounting firm communications required to be made to the Committee by the independent registered public accounting firm under applicable auditing standards relating to the conduct of the audit, including consideration of the quality of the Company’s accounting principles as applied in its financial reporting.

•	Review with the independent registered public accounting firm any problems or difficulties encountered in connection with the audit and management’s response; review and discuss the independent registered public accounting firm’s attestation report regarding the Company’s internal control over financial reporting; and discuss with the independent registered public accounting firm the following:

• All critical accounting policies and practices of the Company;

•	All alternative accounting treatments that have been discussed with the Company’s management, the financial statement impact of the use of such alternative accounting treatments, and the accounting treatment preferred or recommended by the independent registered public accounting firm; and

•	Other material written communications between the independent registered public accounting firm and management including, but not limited to, management’s representation letter delivered to the independent registered public accounting firm and any schedule of unadjusted differences.

Internal Audit Function

•	As the Company’s chief audit executive reports directly to the Committee, approve in advance any replacement of the chief audit executive.

•	Review and approve the Company’s annual internal audit plan and any significant modifications to the internal audit plan.

•	Review and approve the charter of the Company’s internal audit department and any significant modifications to such charter.

•	Review and discuss with the Company’s management the adequacy and qualifications of the Company’s senior internal audit staff and the organizational structure, responsibilities and budget of the Company’s internal audit function.

•	Review any significant reports or summaries of internal audit findings prepared by the Company’s internal audit staff and the responses of the Company’s management to such findings.

•	Review and evaluate with the Company’s management, including the chief audit executive, and the independent registered public accounting firm the adequacy of internal controls over financial reporting that could significantly affect the Company’s consolidated financial statements.

•	Review with the chief audit executive any significant difficulties or disagreements with management or scope restrictions encountered in the course of any internal audits performed by the Company’s internal audit staff.

Other Matters

•	Discuss and provide input to the Company’s management and the Human Capital and Compensation Committee of the Board in connection with any evaluation of the performance and qualifications of the key members of the Company’s management with whom the Committee regularly interacts.

Membership

The Committee shall consist of not less than three members. Each member of the Committee shall be appointed by the Board upon the recommendation of the Corporate Governance Committee of the Board and shall satisfy the independence and financial literacy requirements of the New York Stock Exchange. At least one member of the Committee shall be an “audit committee financial expert” within the meaning of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the U.S. Securities and Exchange Commission. To ensure that each Committee member can devote the appropriate time to their oversight role, each member is limited to serving simultaneously on the audit committees of no more than three public companies. The members of the Committee may be removed by a majority vote of the Board.

The Committee may form and delegate authority to subcommittees or the Chair of the Committee as appropriate and in accordance with the Company’s By-laws and applicable laws, regulations and stock exchange listing standards.

Procedures & Reporting to the Board

The Committee shall meet as often as it determines is appropriate and shall meet at least four times per calendar year. The Committee shall report to the Board periodically and at least at the next regularly scheduled meeting of the Board following a meeting of the Committee.

The members of the Committee shall select a chair, who will preside at each meeting of the Committee and, in consultation with the other members of the Committee and management, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, shall constitute a quorum.

Periodically, the Committee shall meet in separate executive session without any members of the Company’s management present. Periodically, the Committee shall also meet in separate executive sessions with the chief audit executive, with representatives of the Company’s independent registered public accounting firm and with other representatives of the Company’s management as requested by the Committee from time to time.

At least annually, the Committee shall evaluate its own performance and shall report to the Board on such evaluation. The Committee shall, at least annually, review and assess this Charter and recommend any proposed changes to the Board for approval.

Resources

The Committee shall have the authority to conduct investigations into any matters within the scope of this Charter and, following notice to the Chairman of the Board, to retain and compensate legal, accounting or other advisors to advise the Committee and assist it in fulfilling its duties and responsibilities. In connection with any such investigation, the Committee may request any officer or employee of the Company, or the Company’s outside counsel or independent registered public accounting firm, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

The Company shall provide the Committee with appropriate funding, as determined by the Committee, for payment of (i) compensation to any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

APPENDIX B — HUMAN CAPITAL & COMPENSATION
COMMITTEE CHARTER

PHH CORPORATION

CHARTER OF THE HUMAN CAPITAL AND COMPENSATION
COMMITTEE OF THE BOARD OF DIRECTORS
(Approved December 16, 2010)

PURPOSE

The Board of Directors (the “Board”) of PHH Corporation (the “Company”) has constituted and established a Human Capital and Compensation Committee (the “Committee”), with the authority and responsibility to ensure that:

•	The executive compensation programs focus the Management Operating Committee (“MOC”) on sustainable shareholder value creation, and those programs reward MOC members commensurate with their value creation.

•	The management of the Company’s human capital assets creates sustainable shareholder value through effective attraction, retention, organization, people development, employee benefits and other practices.

•	The Company is properly managing the risks that may arise from the compensation and people management programs.

•	The Directors compensation programs are aligned with sustainable shareholder value creation and market-competitive practice.

Committee Authority and Responsibility

The Committee will perform the following activities in meeting its responsibilities described above:

Review and Approve Compensation Philosophy

•	Review and approve at least annually the Company’s stated compensation philosophy and strategy for all employees, and that compensation programs are developed consistent with that philosophy, so that those programs will appropriately reward MOC members and other employees for their contributions to Company growth, profitability and sustainable shareholder value creation.

Establish, Review and Approve Compensation Policies and Programs

•	Establish, review, approve and modify all compensation arrangements and programs for the MOC, including salaries, bonuses, cash incentive plans, perquisites and equity-based compensation.

•	Establish, review, approve and modify all severance and termination policies for all employees.

•	Review and approve all proposed employment and retention agreements for MOC members.

•	Review and approve all severance arrangements for MOC members that provide benefits in excess of those set forth in any severance and termination plans previously approved by the Committee or the Board.

•	Review and approve the peer group used for benchmarking Named Executive Officer compensation, as well as the metrics used in determining relative performance for compensation purposes.

•	Review the impact of compensation programs and payouts under Internal Revenue Code Section 162(m), in coordination with the Finance & Risk Management Committee.

Review and Approve MOC Member Compensation

•	The Committee will

•	Set performance goals for annual incentive plans and performance-based equity awards granted to the Chief Executive Officer (“CEO”) and review and approve those goals for other MOC members.

•	Evaluate the CEO’s performance based on previously-established goals and objectives, and recommend to the Board for final approval its determination of the Chief Executive Officer’s compensation based on such evaluation and such other factors as may be deemed appropriate and in the best interests of the Company.

•	Review the Chief Executive Officer’s compensation recommendation for each MOC member based on the goals and objectives set for each person, and approve the compensation of each person based on such recommendation and such other factors as may be deemed appropriate and in the best interests of the Company.

•	Consider, in determining the compensation of each MOC member, the Company’s performance, shareholder return and the value of compensation provided at comparable companies, and such other factors as the Committee deems appropriate and in the best interests of the Company.

•	Approve the compensation packages for all newly-hired MOC members prior to their start date.

Determine and Recommend Directors Compensation

•	The Committee shall review at least annually and recommend to the Board for final approval its determination of the amount and elements of the compensation provided to the non-executive Directors.

•	This review shall include information relating to market-competitive Directors compensation practices.

Share Ownership and Retention

•	The Committee shall determine, as appropriate, share retention and ownership guidelines for all employees who receive equity compensation, and any modifications to such guidelines, and shall periodically review compliance with such guidelines.

•	The Committee shall further recommend to the Board for final approval share retention and ownership guidelines for non-executive Directors.

Executive Succession Planning and Leadership Development

•	The Committee shall review and recommend to the Board for final approval the development and implementation of executive succession planning and leadership development programs.

•	The Committee shall recommend to the Board for final approval determination of internal potential candidates for CEO succession, the evaluation of those candidates, and their developmental activities.

Human Capital Management

The Committee shall provide advice and guidance to management in its development and implementation of broad-based employee performance management programs.

Risk and Compensation Review

•	The Committee shall review and approve, at least annually, a compensation risk assessment to be prepared by the Company’s management, and modifications to the compensation programs based on the results of the risk review.

•	The Committee shall review and approve an analysis prepared by the Company’s management of all incentive plans which consists of a stress test demonstrating the maximum payouts under the incentive plans, and any subsequent changes to those plans.

•	The Committee shall coordinate with the designated Board Committee on risk to review the relationship between the Company’s compensation programs and business risk.

Review and Approve Employee Benefit Plans

•	The Committee shall review and approve the design of all the Company’s employee benefits plans.

•	The Committee shall take the actions required by law in administering the employee benefits plans.

Administer Equity-based Compensation Plans

•	The Committee shall serve as the granting and administrative committee for any stock option or equity-based plans of the Company; provided, that, subject to the Company’s By-laws, applicable law, stock exchange listing standards, and the terms of each applicable plan, the Committee may delegate to one or more officers of the Company the authority to make grants and awards (other than grants and awards to any officer of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under such of the Company’s incentive compensation or other equity-based plans as the Committee deems appropriate and in accordance with the terms of such plans.

•	The Committee shall approve the equity grants for all employees, including new hires, taking into account potential dilution.

Disclosure

•	The Committee shall review and discuss with the Company’s management the Compensation Discussion and Analysis (“CD&A”) section of the Company’s annual proxy statement, as well as the tabular data, and determine whether it recommends that the CD&A be included in the Company’s proxy statement relating to the Company’s annual meeting to shareholders.

•	The Committee shall prepare a compensation committee report to be included in the Company’s annual proxy statement to the extent required by applicable law.

Membership

•	The Committee shall consist of not less than three members, each of whom shall be “independent” directors within the meaning of the Company’s corporate governance guidelines and any applicable stock exchange listing standards. Members of the Committee shall also meet the definition of “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (provided, that any inadvertent non-compliance shall not impair the authority of the Committee or the validity of any actions taken by the Committee.)

•	Each member of the Committee shall be appointed by the Board upon the recommendation of the Corporate Governance Committee of the Board. The members of the Committee may be removed by a majority vote of the Board at any time.

•	The members of the Committee shall select a Chair who will preside at each meeting of the Committee.

•	The Committee may form and delegate authority to subcommittees or the Chair of the Committee as appropriate and in accordance with the Company’s By-laws and applicable laws, regulations or stock exchange listing standards.

Shareholder Proposals

The Committee shall review shareholder proposals that relate to matters within the scope of the Committee’s responsibilities, and make recommendations to the Board regarding such proposals.

Reporting to the Board

•	The Committee shall report to the Board periodically and at least at the next regularly scheduled meeting following a Committee meeting. This report shall include a review of any recommendations or issues that arise with respect to Company compensation and benefits policies overseen by the Committee, MOC compensation, and any other matters that the Committee deems appropriate or is requested to be included by the Board.

•	At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.

•	The Committee shall, at least annually, review and assess this Charter and recommend any proposed changes to the Board for approval.

Public Disclosure

Consistent with New York Stock Exchange listing standards, this Charter will be included on the Company’s website and will be made available in print, free of charge, upon request or sent to the Company’s Corporate Secretary. The Company’s annual proxy statement will state that this Charter is available on the Company’s website and will be made available in print, free of charge, upon request sent to the Company’s Corporate Secretary.

Procedures

•	The Committee shall meet as often as it determines is appropriate. The Chair of the Committee, in consultation with the other Committee members and management, shall determine the frequency and length of the Committee meetings and shall determine meeting agendas consistent with this Charter. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

•	The Committee is authorized to retain legal and other advisors as it determines necessary to carry out its duties, has direct and unrestricted access to any officer or employee of the Company, or the Company’s outside counsel, and may solicit any support or assistance as needed, as well as require them to meet with any members of, or advisors to, the Committee.

•	Without limiting the foregoing, the Committee has the sole authority to retain and terminate any compensation consultant assisting the Committee in carrying out its responsibilities under this Charter, including sole authority to approve all such compensation consultants’ fees and other retention terms. This authority includes a review, at least annually, of the performance of each compensation consultant engaged by the Committee, the fees of each such consultant for services provided to the Committee and to the Company, and any actual or potential conflicts of interest involving any such consultants.

•	The Company shall provide for appropriate funding, as determined by the Committee, for (i) the costs of any consultant or legal or other advisors retained by the Committee, and (ii) the administrative expenses of the Committee that are necessary or appropriate to carrying out its duties.

APPENDIX C — CORPORATE GOVERNANCE COMMITTEE CHARTER

PHH CORPORATION

CHARTER OF THE CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
(Approved July 29, 2010)

PURPOSE

The Board of Directors (the “Board”) of PHH Corporation (the “Company”) has constituted and established a Corporate Governance Committee (the “Corporate Governance Committee”) with authority, responsibility, and specific duties as described in this Corporate Governance Committee Charter (this “Charter”), subject to and in accordance with any applicable provisions set forth in the By-Laws of the Company, which provisions are incorporated by reference herein.

The purpose of the Corporate Governance Committee is to (a) identify and recommend to the Board appropriate candidates who could serve as director nominees for the next annual meeting of shareholders; (b) advise the Board with respect to the Board composition, procedures and committees; and (c) develop and recommend to the Chief Executive Officer and the Board a set of corporate governance guidelines applicable to the Company and monitor such governance guidelines.

Organization of Corporate Governance Committee

The Corporate Governance Committee shall consist of three or more directors, each of whom shall satisfy the applicable independence requirements of the New York Stock Exchange (“NYSE”).

The members of the Corporate Governance Committee shall be elected annually to one year terms by a majority vote of the Board.

Vacancies on the Corporate Governance Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. The members of the Corporate Governance Committee may be removed by a majority vote of the independent directors then in office.

The Corporate Governance Committee may form and delegate authority to subcommittees as appropriate and in accordance with applicable law, regulation or NYSE listing requirement.

Authority and Responsibilities of Corporate Governance Committee

To fulfill its responsibilities, the Corporate Governance Committee shall:

A. Board Candidates and Nominees

1. Identify individuals qualified to become members of the Board, which shall be consistent with the Board’s criteria for selecting new directors. Such criteria include consideration of such diversity, age, skills and experience so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing requirement.

2. Conduct a review in respect of such individuals it wishes to recommend to the Board as a director nominee and recommend that the Board select the director nominees for the next annual meeting of shareholders.

3. Review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and recommend whether or not the director should be re-nominated to the Board or continue as a director.

4. Set a policy regarding the consideration of director candidates recommended by shareholders and procedures for submitting such recommendations.

B. Board and Committee Composition and Procedures

1. Review annually with the Board the size and composition of the Board as a whole and recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of diversity, age, skills and experience required for the Board as a whole and contains at least the minimum number of independent directors required by the NYSE and satisfies any other legal or regulatory requirements.

2. Make recommendations to the Board with respect to size and composition of committees of the Board, including the Corporate Governance Committee, and recommend individual directors to fill any vacancy that might occur on a committee, including the Corporate Governance Committee.

3. Make recommendations on the frequency and structure of Board meetings.

4. Monitor and evaluate the functioning of the committees of the Board and make recommendations for any changes, including the creation and elimination of committees and committee assignments.

5. Make recommendations concerning any other aspect of the procedures of the Board that the Corporate Governance Committee considers warranted, including, but not limited to, procedures with respect to the waiver by the Board of any company rule, guideline, procedure or corporate governance principle.

6. Maintain an orientation program for new directors and continuing education programs for directors.

C. Evaluation

1. Oversee the evaluation of the Board as a whole and the management of the Company, including the Chief Executive Officer.

2. Receive comments from all directors as to the Board’s performance and report annually to the Board with an assessment of the Board’s performance.

3. Review and evaluate the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Corporate Governance Committee.

4. Review its own performance annually.

D. Corporate Governance

1. Prepare and recommend to the Board a set of corporate governance guidelines applicable to the Company. Review and evaluate the adequacy of such guidelines annually and recommend to the Board any changes deemed appropriate by the Corporate Governance Committee.

2. Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Corporate Governance Committee or as the Board deems appropriate.

Meetings of Corporate Governance Committee

The Corporate Governance Committee shall meet regularly prior to, or following, meetings of the Board of Directors.

The Corporate Governance Committee shall report regularly to the Board, at a minimum, after each meeting of the Corporate Governance Committee, and shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

The members of the Corporate Governance Committee shall select a chair, who will preside at each meeting of the Corporate Governance Committee and, in consultation with the other members of the Corporate Governance Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. A majority of the members of the Corporate Governance Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum. In addition, at the first meeting of the Corporate Governance Committee and at each first meeting held in each successive year, the chair, in consultation with the other members of the Corporate Governance Committee, shall propose a list of items to be addressed by the Corporate Governance Committee during the coming year.

The Corporate Governance Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Corporate Governance Committee, attend any meeting of the Corporate Governance Committee to provide such pertinent information as the Corporate Governance Committee requests.

The chair shall ensure that the agenda for each upcoming meeting of the Corporate Governance Committee is circulated to each member of the Corporate Governance Committee as well as to each other director in advance of the meeting, and that the list of items to be addressed by the Corporate Governance Committee during the coming year is circulated to each member of the Corporate Governance Committee as well as to each other director not later than ten business days after the first meeting of the Corporate Governance Committee each year. The chair, subject to the approval of a majority of the members of the Corporate Governance Committee, shall have the authority to change the agenda to respond to any matters that warrant attention.

Resources of Corporate Governance Committee

The Corporate Governance Committee has sole authority to retain and terminate any search firm to be used to identify director candidates. The Corporate Governance Committee also has sole authority to negotiate contracts with the search firm and to establish the fees payable to the search firm. The Corporate Governance Committee also has the authority to retain other professionals to assist it with any background checks or other related matters.

The Corporate Governance Committee shall have the sole authority to determine the extent of funding necessary for payment of compensation to any search firm and the authority to determine the extent of funding necessary for payment of compensation to any other professionals retained to advise the Corporate Governance Committee.

APPENDIX D — FINANCE & RISK MANAGEMENT
COMMITTEE CHARTER

PHH CORPORATION

CHARTER OF THE FINANCE & RISK MANAGEMENT COMMITTEE
OF THE BOARD OF DIRECTORS
(Approved October 28, 2010)

PURPOSE

The Board of Directors (the “Board”) of PHH Corporation (the “Company”) has constituted and established a Finance & Risk Management Committee (the “Committee”) with the authority, responsibility, and specific duties as described in this charter (the “Charter”).

The purpose of the Committee shall be to assist the Board in fulfilling its oversight responsibility with respect to (i) the Company’s policies and practices relating to financing matters and (ii) the Company’s enterprise risk management framework, including oversight of the Company’s risk management function and the policies, procedures and practices used in identifying and managing the Company’s material risks, including liquidity, market, credit and operational risks.

Committee Authority and Responsibility

The Committee’s role is one of oversight. The Company’s management is responsible for executing the Company’s financing and risk management policies and for designing, implementing and maintaining an effective enterprise risk management program. In fulfilling its purpose and performing its oversight responsibilities, the Committee shall:

Oversight of Financing Matters

•	Review the Company’s policies and practices relating to financing matters, including management’s strategies for mitigating liquidity and interest rate risk and the Company’s financing plans and capital allocation procedures;

•	Review and make recommendations to the Board concerning the Company’s annual financing plan, changes to the Company’s capital structure proposed by management, including dividends, repurchases of debt or equity securities, and issuances of debt or equity securities, and any proposed changes to the Company’s Delegation of Authority policy relating to financing matters;

Oversight of Risk Management

•	Review the Company’s enterprise risk management framework, including management’s strategies, policies, procedures, systems and personnel that support the identification, measurement, monitoring, management, stress testing and reporting of the Company’s material liquidity, market, credit and operational risks;

•	Review the adequacy, performance and functioning of the Company’s risk management function and approve in advance any replacement of the Company’s Chief Risk Officer;

•	Review management’s policies and guidelines detailing the Company’s risk tolerances as to material risks, including material liquidity, market, credit and operational risks, and the Company’s exposures and significant risk concentrations within each risk category; and

•	Review management reports regarding the Company’s compliance with applicable risk related policies, procedures and tolerances and the Company’s performance relative to such policies, procedures and tolerances.

•	Review the impact of compensation programs and payouts under Internal Revenue Code Section 162(m), in coordination with the Human Capital and Compensation Committee.

•	Coordinate with the Human Capital and Compensation Committee to review the relationship between the Company’s compensation programs and business risk.

Membership

The Committee shall consist of not less than three members. Each member of the Committee shall be appointed by the Board upon the recommendation of the Corporate Governance Committee of the Board and shall satisfy the independence requirements of the New York Stock Exchange. The members of the Committee may be removed by a majority vote of the Board.

Procedures & Reporting to the Board

The Committee shall meet as often as it determines is appropriate. The Committee shall report to the Board periodically and at least at the next regularly scheduled meeting of the Board following a meeting of the Committee.

The members of the Committee shall select a chair, who will preside at each meeting of the Committee and, in consultation with the other members of the Committee and management, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, shall constitute a quorum.

Periodically, the Committee shall meet in separate executive session without any members of the Company’s management present. Periodically, the Committee shall also meet in separate executive sessions with the Chief Risk Officer and with other representatives of the Company’s management as requested by the Committee from time to time.

At least annually, the Committee shall evaluate its own performance and shall report to the Board on such evaluation. The Committee shall, at least annually, review and assess this Charter and recommend any proposed changes to the Board for approval.

Resources

The Committee shall have the authority to conduct or authorize reviews of any matters within the scope of this Charter and, following notice to the Chairman of the Board, to retain and compensate legal, accounting or other advisors to advise the Committee and assist it in fulfilling its duties and responsibilities. In connection with any such review, the Committee may request any officer or employee of the Company, or the Company’s outside counsel or independent registered public accounting firm, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

The Company shall provide the Committee with appropriate funding, as determined by the Committee, for payment of (i) compensation to any advisers employed by the Committee, and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M35514-P11049	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

PHH CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following: Vote on Directors	☐	☐	☐
1.   To elect two Class III directors, each to serve until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation.

Nominees

01) Mr. James W. Brinkley 02) Mr. Jerome J. Selitto

Vote on Proposals	For	Against	Abstain

The Board of Directors recommends you vote FOR the following proposals:

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐

3. To approve an advisory resolution concerning the compensation of our named executive officers.	☐	☐	☐

1 Year	2 Years	3 Years	Abstain
The Board of Directors recommends you vote for 1 year:
4. To recommend, by non-binding vote, the frequency of executive compensation votes. ☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of 2011 Annual Meeting, Proxy Statement and 2010 Annual Report are available at www.proxyvote.com.

M35515-P11049

PHH CORPORATION
2011 Annual Meeting of Stockholders
June 8, 2011, 10:00 AM EDT
This proxy is solicited by the Board of Directors
The undersigned hereby (1) acknowledges receipt of the Notice of 2011 Annual Meeting, Proxy Statement and 2010 Annual Report for the 2011 Annual Meeting to be held on June 8, 2011 starting at 10:00 a.m., local time, at PHH’s offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and (2) hereby appoints Jerome J. Selitto, William F. Brown, J. Christopher Clifton and each of them (with full power to act alone) as proxies, with the powers the undersigned would possess if personally present and with full power of substitution to vote all common shares of PHH Corporation held by the undersigned as indicated on the reverse side hereof at the 2011 Annual Meeting and at any adjournment(s) or postponement(s) thereof, and with discretionary authority as to any other matters that may properly come before the 2011 Annual Meeting, all in accordance with, and as described in the accompanying Notice of 2011 Annual Meeting.
The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of PHH Corporation and hereby ratifies and confirms all that the trustee, proxies, their substitutes, or any of them may lawfully do by virtue hereof.
Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required. If a signed proxy card is not returned and received by 11:59 p.m. eastern daylight time on June 7, 2011, the proxies shall not vote such shares.
Continued and to be signed on reverse side